As filed with the Securities and Exchange Commission on April 13, 2025.

Registration No. 333-290744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	47-3892903
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

218 3rd Avenue North, #400

Nashville, Tennessee 37201

(833) 267-3235

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles A. Ross, Jr.

Chief Executive Officer

218 3rd Avenue North, #400

Nashville, Tennessee 37201

(833) 267-3235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony N. DeMint, Esq.

DeMint Law, PLLC

3753 Howard Hughes Parkway

Second Floor Suite 314

Las Vegas, Nevada 89169

(702) 714-0889

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On October 7, 2025, American Rebel Holdings, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-290744) (the “Registration Statement”). The Registration Statement was declared effective by the SEC on November 26, 2025. This post-effective amendment (the “Amendment”) to the Registration statement is being filed to (i) update the Registration Statement to include information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 that was filed on March 31, 2026; and (ii) update certain other information in the Registration Statement. The information included in this filing amends the Registration Statement and prospectus contained therein.

No additional securities are being registered under this Amendment and all applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2026

PRELIMINARY PROSPECTUS

American Rebel Holdings, Inc.

12,188,075 Shares of Common Stock

This prospectus relates to the offering and resale by of up to 12,188,075 shares (the “Shares”) of common stock, $0.001 par value (“Common Stock”) of American Rebel Holdings, Inc. (the “Company”) by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under “Selling Stockholders”, consisting of (i) 532,750 Shares of Common Stock underlying Series D Convertible Preferred Stock previously issued, (ii) 570,000 Shares of Common Stock underlying Series D Convertible Preferred Stock issued for the acquisition of membership interests from a third-party limited liability company, (iii) 9,960,325 shares of Common Stock underlying Series D Convertible Preferred Stock issuable upon conversion of outstanding promissory notes; and (iv) 1,125,000 Shares of Common Stock issuable upon exercise of a warrant (the “Warrants”) issued upon conversion and settlement of a previously outstanding note.

The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 33 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We would, however, receive proceeds if the Warrants are exercised, through the payment of the exercise price in cash, in a maximum amount of up to approximately $1,687,500.

Our Second Amended and Restated Articles of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, of which we have designated 150,000 shares as Series A – Convertible Preferred Stock (“Series A Preferred Stock”) (123,412 of which were issued to three members of management, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht), and have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 97% of the available stockholder votes, and are convertible (subject to vesting requirements) at a ratio of 500 to 1 into shares of common stock). The power of the board of directors to issue shares of common stock, preferred stock, warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the Company’s outstanding common stock or its voting power. The Series A Preferred Stock was issued prior to these stockholder approval limitations.

Unless otherwise indicated, information in this prospectus, other than as set forth in our financial statements and the notes thereto which are incorporated by reference, reflect (a) the 1-for-9 reverse stock split that was effective on October 2, 2024; (b) the 1-for-25 reverse stock split that was effective on March 31, 2025; (iii) the 1-for-20 reverse stock split that was effective on October 3, 2025; (iv) the 1-for-20 reverse stock split that was effective on February 2, 2026; and (v) the 1-for-100 reverse stock split that was effective on March 23, 2026.

The shares of Common Stock and certain warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively. On April 9, 2026, the stated price of our Common Stock as reported on the Nasdaq Capital Market was $6.46 per share, but has been subject to a trading halt since March 23, 2026 following the Company’s latest reverse stock split pending compliance with Nasdaq’s minimum public float requirement.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus, contained in the other documents that are incorporated by reference into this prospectus, or contained any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2026.

i

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future financial performance, our growth strategy, our objectives for future operations and industry trends, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “can,” “may,” “intend,” “might,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms, and other comparable terminology that convey uncertainty of future events or outcomes. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business and in the industry in which we operate. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under “Risk Factors.” Forward-looking statements include, but are not limited to, statements regarding:

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	the risks and other factors described under the caption “Risk Factors” in the registration statement of which this prospectus forms a part and included in our most recent Annual Report on Form 10-K filed with the SEC;
●	our ability to efficiently manage and repay our debt obligations;

1

●	our ability to maintain compliance with the continued listing standards of Nasdaq;
●	the effect of new tariffs on our business and financial condition;
●	risk that we will not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures;
●	our failure to timely file certain periodic reports with the SEC and our prior restatements have had, and may in the future have further, material adverse consequences to our business, our financial condition, results of operations and our cash flows;
●	the outcome of current litigation;
●	future acquisitions and operations of new manufacturing facilities and/or sales organizations might prove unsuccessful and could fail;
●	our inability to raise additional financing for working capital, especially related to purchasing critical inventory;
●	our ability to generate sufficient revenue in our targeted markets to support operations;
●	significant dilution resulting from our financing activities:
●	actions and initiatives taken by both current and potential competitors;
●	shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations;
●	we do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs;
●	our success depends on our ability to introduce new products that track customer preferences;
●	if we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;
●	as a significant portion of our revenues are derived by demand for our safes and the personal security products for firearms storage, we depend on the availability and regulation of ammunition and firearm storage;
●	our future operating results;
●	our ability to diversify our operations;
●	our inability to effectively meet our short- and long-term obligations;
●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;
●	given our limited corporate history it is difficult to evaluate our business and future prospects and increases the risks associated with an investment in our securities;
●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
●	changes in generally accepted accounting principles in the United States (or “U.S. GAAP”) or in the legal, regulatory and legislative environments in the markets in which we operate;
●	deterioration in general or global economic, market and political conditions;
●	inability to efficiently manage our operations;
●	inability to achieve future operating results;
●	the unavailability of funds for capital expenditures;
●	our ability to recruit and hire key employees;
●	the inability of management to effectively implement our strategies and business plans;
●	our business prospects;
●	any contractual arrangements and relationships with third parties;
●	the dependence of our future success on the general economy;
●	any possible financings; and
●	the adequacy of our cash resources and working capital.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and any prospectus supplement, and are subject to risks and uncertainties.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and under similar headings in our most recent Annual Report on Form 10-K or Current Reports on Form 8-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus relate only to events as of the date of hereof or thereof. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

2

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before investing in our Common Stock, especially the risks and other information we discuss under the heading “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. If any of the risks described herein materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of the Common Stock could decline, and you could lose part or all of your investment. Our expectations for our future performance may change after the date of this prospectus and there is no guarantee that such expectations will prove to be accurate. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company,” “our Company,” “American Rebel Holdings,” and “American Rebel,” refer to American Rebel Holdings, Inc. and its operating subsidiaries, American Rebel Beverages, LLC, American Rebel, Inc., Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V., and American Rebel Licensing NIL I, LLC.

Overview

Recent Development and Events

Minority Interest Agreements

During the year ended December 31, 2025, we entered into multiple agreements to acquire minority ownership interests and other assets from certain entities.

Sydona Enterprises, LLC, d/b/a Schmitty’s

On September 2, 2025, we executed a Membership Interest Purchase Agreement with Sydona Enterprises, LLC, d/b/a Schmitty’s, acquiring a 19.01% ownership interest in Schmitty’s. The consideration for this acquisition included the issuance of 11 shares of common stock and prefunded warrants to purchase an additional 30 shares of common stock at $0.01 per share. The total value of the transaction was approximately $1.99 million. This strategic investment positions American Rebel to leverage Schmitty’s established presence in the smokeless market, aligning with the Company’s expansion into the $10 billion smokeless category. The partnership aims to enhance Schmitty’s retail distribution and explore licensing opportunities under the “America’s Patriotic Brand” umbrella.

RAEK Data, LLC.

On September 30, 2025, we entered into a Membership Interest Purchase Agreement with RAEK Data, LLC to acquire a minority membership interest in the entity. Pursuant to the agreement, we issued 200,000 shares of Series D Convertible Preferred Stock to RAEK Data, LLC in exchange for its ownership interest. The shares were issued at a stated value of $7.50 per share, resulting in an aggregate transaction value of $1,500,000. This transaction was accounted for as an equity acquisition, with the acquired interest recorded at fair value on the acquisition date. The acquisition provides the Company with additional operational influence.

On December 26, 2025, the Company exercised its option to purchase additional membership interests of RAEK pursuant to Section 1.06 of that certain Minority Membership Interest Purchase Agreement. The Company purchased from RAEK additional membership interests in RAEK equal to a fully diluted ownership interest percentage of two percent 2.0% (the “Additional Interests”). The purchase price for the Additional Interests was $1,000,000 (the “Option Purchase Price”). The Company paid the Option Purchase Price in shares of its Series D Convertible Preferred Stock, with a stated value of $7.50 per share. Based on such stated value, the Company delivered 133,334 shares of Series D Preferred (aggregate stated value $1,000,005), the additional $5.00 shall be documented as an administrative fee for the transaction.

218 3rd Avenue Asset Acquisition

On August 19, 2025, we entered into a Purchase and Sale Agreement with 218 LLC (the “Seller”) for the sale of an approximately 20,829 square foot four story commercial retail building located at 218 3rd Avenue North, Nashville, Tennessee 37201 (“218 3rd Avenue”) for a sale price of $14.1 million. On September 15, 2025, we entered into a mutual termination agreement of the Purchase Agreement. On the same day, we entered into a membership interest purchase agreement (the “MIPA”) to purchase all of the outstanding membership interests in 218 3rd Avenue.

We have agreed to pay Seller $14,100,000, the appraised value of 218 3rd Avenue, for all of the ownership interests in the Seller in tranches over twelve months. Upon execution of the MIPA, we authorized the issuance of 280,000 shares of Series D Convertible Preferred Stock, valued at $7.50 per share ($2,100,000 in value), for the purchase of 30% of the outstanding membership interests in the Seller.

Further, we shall pay the Seller $300,000 of the purchase price in three non-refundable $100,000 installments; the first installment shall be payable 15 days following execution of the MIPA and shall purchase an additional 1% of the outstanding membership interests in the Seller; the second installment shall be payable 45 days following execution of the Agreement and shall purchase an additional 1% of the outstanding membership interests in the Seller; and the third installment shall be payable 75 days following execution of the Agreement and shall purchase an additional 1% of the outstanding membership interests in the Seller.

In addition, we executed a 12-month, 6% per annum promissory note in the amount of the $11,700,000 payable to the Seller. Seller may, from time to time, convert a portion of principal and interest under the Note into tranches of 200,000 shares of the Company’s Series D Convertible Preferred Stock (valued at $1,500,000) and simultaneously convert such preferred stock into 1,000,000 shares of Common Stock and then sell such shares, or in other amounts that do not exceed a 4.99% beneficial ownership, and apply the proceeds towards the principal and interest of the Note. Each conversion shall purchase an additional 1% ownership interest in Seller. We agreed to issue to Seller an additional 18,800 shares of Series D Convertible Preferred Stock, valued at $141,000, as a convenience fee.

3

Damon Note Purchase Agreement

On August 22, 2025, the Company entered into a note purchase agreement (the “NPA”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), for the purchase by the Company of a portion of a certain $6,470,000 secured promissory note dated June 26, 2024 (the “Damon Note”) in Damon, Inc., a British Columbia corporation (“Damon”) held by Streeterville. Damon is a public company, registered as a foreign private issuer with the SEC, with its common shares traded on the OTCID Basic Market under the symbol “DMNIF”.

Upon the terms and conditions set forth in the NPA, Streeterville sold, transferred and assigned to the Company, and the Company agreed to purchase from Streeterville, $2,000,000 of the Damon Note in consideration for the issuance to Streeterville of 2,000 shares of the Company’s newly authorized Series E Preferred Stock, par value $0.001 per share. In the event the Company’s common stock is ever delisted from Nasdaq, Streeterville will have the right to repurchase the portion of the purchased Damon Note from the Company in exchange for cancellation of the shares of Series E Preferred Stock.

The Damon Note is secured by certain collateral of Damon as set forth in the transaction documents between Streeterville and Damon. The Company and Streeterville agreed that the security interest held in the collateral by Streeterville will be held pari passu for benefit of both parties. Any and all rights, benefits and proceeds of the collateral will be shared pro rata by the Company and Streeterville (based on the then-outstanding balances of the Damon Note and the portion of the Damon Note purchased by the Company). Any decision regarding when, how and whether to pursue collections or other actions against Damon will be determined by Streeterville in consultation with the Company. The Company covenanted and agreed that it will not pursue any collections or other action against Damon without Streeterville’s consent.

Expansion into New Business Categories

Expanding Scope of Operations Activities by Brand Licensing

Further, we believe that American Rebel has significant potential for branded products as a lifestyle brand. As the American Rebel Brand continues to grow in popularity, we anticipate generating additional revenues from licensing fees earned from third parties who wish to engage the American Rebel community. Along these lines, in February of 2026 we formed a new wholly-owned subsidiary, American Rebel Licensing NIL I, Inc., to pursue licensing opportunities in fiscal 2026. While the Company does not currently generate material revenues from licensing fees, our management team believes the American Rebel brand name may in the future have significant licensing value to third parties that seek the American Rebel name to brand their products to market to the American Rebel target demographic. For example, a tool manufacturer that wants to pursue an alternative marketing plan for a different look and feel could license the American Rebel brand name for their line of tools and market their tools under our distinct brand. This licensee would benefit from the strong American Rebel brand with their second line of American Rebel branded tools as they would continue to sell both of the lines of tools. Conversely, American Rebel could potentially benefit as a licensee of products. If American Rebel determines a third party has designed, engineered, and manufactured a product that would be a strong addition to the American Rebel catalog of products, American Rebel could license that product from the third-party and sell the licensed product under the American Rebel brand.

Corporate Summary

The Company is setting out to establish itself as “America’s Patriotic Brand.” American Rebel is a lifestyle brand that we believe presents our customers the opportunity to express their values with the products they buy. We currently operate primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. American Rebel acquired Champion Safe Company, Inc., a Utah corporation (“Champion Safe”), and its associated entities on July 29, 2022. This acquisition dramatically grew the Company’s revenues and built a solid base to position the Company for future growth. Additionally, the Company designs and produces branded apparel and accessories.

On August 9, 2023, the Company entered into a Master Brewing Agreement (the “Brewing Agreement”) with Associated Brewing Company, a Minnesota limited liability company (“Associated Brewing”). Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer (“American Rebel Light”). The beer industry in the United States is a more than $110 billion dollar market. American Rebel Light is America’s Patriotic, God-Fearing, Constitution Loving, National Anthem Signing, Stand Your Ground Beer. Since its launch in September 2024, American Rebel Light has rolled out in Tennessee, Connecticut, Kansas, Kentucky, Ohio, Iowa, Missouri, North Carolina, Florida, Indiana, Virginia and Mississippi. American Rebel Light is a Premium Domestic Light Lager Beer – all-natural, crisp, clean and bold with a lighter feel. At approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, it delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s brewed without added supplements and doesn’t contain corn, rice, or other sweeteners typically found in mass-produced beers.

We believe American Rebel is boldly positioning itself as “America’s Patriotic Brand” in a time when national spirit and American values are being rekindled and redefined. The typical American Rebel customer loves their family, their country and their community. We believe the time is right for American Rebel Light, we believe we have the right expertise, and we believe we have the right brand. We believe recent trends have revealed that beer consumers want to express their values through their choice of beer. We believe that American Rebel Light will have a receptive target audience for our product. American Rebel Light was the first product introduced on a regional basis. Consumers are have been registering their email addresses at www.AmericanRebelBeer.com to be notified when American Rebel Light is available in their local market. In February of 2025, we began offering American Rebel Light online in 40 US States through our website.

4

Our safes have an established legacy of quality and craftsmanship since Champion Safe was founded in 1999. We believe that when it comes to their homes, consumers place a premium on their security and privacy. Our products are designed to offer our customers convenient, efficient and secure home and personal safes from a provider that they can trust. We are committed to offering products of enduring quality that allow customers to keep their valuable belongings protected and to express their patriotism and style, which is synonymous with the American Rebel brand.

Our safes and personal security products are constructed primarily of U.S.-made steel. We believe our products are designed to safely store firearms, as well as store our customers’ priceless keepsakes, family heirlooms and treasured memories and other valuables, and we aim to make our products accessible at various price points for home and office use. We believe our products are designed for safety, quality, reliability, features and performance.

To enhance the strength of our brand and drive product demand, we work with our manufacturing facilities and various suppliers to emphasize product quality and mechanical development in order to improve the performance and affordability of our products while providing support to our distribution channel and consumers. We seek to sell products that offer features and benefits of higher-end safes at mid-line price ranges.

We believe that safes are becoming a ‘must-have appliance’ in a significant portion of households in the United States. We believe our current safes provide safety, security, style and peace of mind at competitive prices.

In addition to branded safes, we offer an assortment of personal security products as well as apparel and accessories for men and women under the Company’s American Rebel brand. Our backpacks utilize what we believe is a distinctive sandwich-method concealment pocket, which we refer to as Personal Protection Pocket, to hold firearms in place securely and safely. The concealment pockets on our Freedom 2.0 Concealed Carry Jackets incorporate a silent operation opening and closing with the use of a magnetic closure.

We believe that we have the potential to continue to create a brand community presence around the core ideals and beliefs of America, in part through our Chief Executive Officer, Charles A. “Andy” Ross, Jr., who has written, recorded and performs a number of songs about the American spirit of independence. We believe our customers identify with the values expressed by our Chief Executive Officer through the “American Rebel” brand.

Through our growing network of dealers, we promote and sell our products in select regional retailers and local specialty safe, sporting goods, hunting and firearms stores, as well as online, including our website and e-commerce platforms such as Amazon.com.

American Rebel is an advocate for the 2nd Amendment and conveys a sense of responsibility to teach and preach good common practices of gun ownership. American Rebel products keep our customers concealed and safe both inside and outside the home. American Rebel Safes protect our customers’ firearms and valuables from children, theft, fire and natural disasters inside the home; and American Rebel Concealed Carry Products provide quick and easy access to our customers’ firearms utilizing American Rebel’s Proprietary Protection Pocket in its backpacks and apparel outside the home. Our concealed carry product releases embrace the “concealed carry lifestyle” with a focus on personal security and defense.

The Company’s “concealed carry lifestyle” motto refers to a set of products and a set of ideas around the emotional decision to carry a gun everywhere a customer goes. The American Rebel brand strategy is similar to the successful Harley-Davidson Motorcycle philosophy, referenced in this quote from Richard F. Teerlink, Harley’s chairman and former chief executive, “It’s not hardware; it is a lifestyle, an emotional attachment. That’s what we have to keep marketing to.” As an American icon, we believe Harley-Davidson Motorcycle has come to symbolize freedom, rugged individualism, excitement and a sense of “bad boy rebellion.” We believe American Rebel has significant potential for branded products as a lifestyle brand. We believe our Concealed Carry Product line and Safe line serve a large and growing market segment; but it is important to note we have product opportunities beyond Concealed Carry Products and Safes. One of these opportunities is American Rebel Beer, offering beer consumers a chance to celebrate life and celebrate freedom.

5

Material Business Operations

American Rebel Beer

On August 9, 2023, the Company entered into a Master Brewing Agreement with Associated Brewing. Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer. American Rebel Light Beer was launched regionally in September 2024 and is available in 40 US States through our website, www.americanrebelbeer.com.

Acquisition of Champion Entities

On June 29, 2022, the Company entered into a stock and membership interest purchase agreement with Champion Safe, Superior Safe, LLC (“Superior Safe”), Safe Guard Security Products, LLC (“Safe Guard”), Champion Safe De Mexico, S.A. de C.V. (“Champion Safe Mexico” and, together with Champion Safe, Superior Safe, Safe Guard, and Champion Safe Mexico, collectively, the “Champion Entities”) and Mr. Ray Crosby (“Seller”) (the “Champion Purchase Agreement”), pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock and membership interests of the Champion Entities from the Seller. This transaction was completed on July 29, 2022. We have included the Champion Entities assets and liabilities as of that date and the subsequent financial activity through the date of this prospectus in our consolidated financial statements which consist of the consolidated balance sheets, consolidated statement of operations, consolidated statement of stockholders’ equity (deficit) and consolidated statement of cash flows (the “Consolidated Financial Statements”). The Champion Entities have been integrated with our existing operations and are under the control of our management team.

The closing contemplated by the Champion Purchase Agreement occurred on July 29, 2022. Under the terms of the Champion Purchase Agreement, the Company paid the Seller (i) cash consideration in the amount of $9,150,000, along with (ii) cash deposits previously paid of $350,000, and (iii) reimbursement to the Seller for $397,420 of agreed upon acquisitions and equipment purchases completed by the Seller and the Champion Entities since June 30, 2021.

Our Competition

Safes – The North American safe industry is concentrated among a limited number of manufacturers. We compete on several key factors, including product quality, safety, reliability, performance, features, brand awareness, and pricing. Our primary competitors include Liberty Safe, Fort Knox Security Products, American Security, Sturdy Safe Company, Homeland Security Safes, and SentrySafe, in addition to other domestic and international manufacturers.

We also face competition from safes produced in China, including brands such as Steelwater and Alpha-Guardian. These imported safes were subject to tariffs implemented under the previous administration of then-President Donald J. Trump and remained in place during the early part of the Biden administration. With President Trump now re-elected for a second term as the 47th President of the United States, there is renewed discussion surrounding enhanced tariff enforcement and additional trade protections, particularly against goods manufactured in China and other non-USMCA nations.

We believe that ongoing uncertainty surrounding global trade policy and the potential expansion of tariffs gives us a competitive advantage. Unlike many of our competitors, we do not rely on the importation of safes from China. Our higher-end safes and vault doors are made in the United States, at our Provo, Utah manufacturing facility, using USA-made steel, which we believe strongly appeals to our customer base.

Our middle and value-line safes are manufactured in Nogales, Mexico, under the Maquiladora Program. While the status of the U.S.–Mexico–Canada Agreement (USMCA) and associated tariff exemptions remains under review by the current administration, we continue to operate in compliance with established Maquiladora protocols and believe our nearshore production strategy mitigates exposure to potential trade disruption.

We view the use of American steel in all of our safe lines—regardless of whether final assembly occurs in the U.S. or Mexico—as a key differentiator. American steel is widely recognized for its superior strength and durability, and rising material and labor costs in Asia further erode the appeal of lower-cost Chinese imports. We believe this commitment to sourcing and manufacturing with domestic materials positions American Rebel as a strong and patriotic alternative to imported safes.

6

Beer - Strategic Growth Opportunity in a Crowded Beer Landscape

The U.S. beer industry remains intensely competitive, dominated by large domestic and global brewers such as AB InBev and Molson Coors, along with an ever-expanding roster of craft brewers. These players are continuously innovating across traditional and specialty categories—from hard seltzers and flavored malt beverages to spirit-based RTDs and global import brands like Corona®, Heineken®, Modelo Especial®, and Stella Artois®.

Despite their scale and resources, American Rebel Light Beer is carving out a distinct and powerful space in the market by doing what others can’t: pairing bold patriotic branding with an authentic “better-for-you” beer experience. Brewed with all-natural ingredients—free of added corn, rice, and synthetic sweeteners—American Rebel Light Beer aligns with a growing consumer demand trend. Several leading U.S. consumer product companies have recently announced new SKUs aimed at clean-label lifestyles, and our existing formula already meets this demand head-on.

We believe American Rebel’s value proposition extends well beyond shelf space:

●	✅ Patriotic Branding with National Resonance: Connecting emotionally with a large base of proud, God-fearing, Constitution-loving beer drinkers who want their values reflected in what they consume.

●	✅ Clean Ingredient Label: Our light lager offers a crisp and natural profile at roughly 100 calories and 3.2 carbs per 12 oz pour—appealing to active lifestyle consumers looking for a cleaner alternative.

●	✅ Accelerating Distribution Network: Our growth with respected independent retailers and premium chain partners gives us increasing visibility and momentum across diverse markets.

●	✅ Cultural Relevance in High-Impact Channels: From motorsports and music festivals to televised ad campaigns and grassroots events, we meet our target demographic where they gather—and invite them to “Rebel Up.”

American Rebel won’t be all things to all people, and that’s by design. But in an industry saturated with sameness, we’re offering something bold, clear, and timely—and we believe that’s the kind of differentiated message that will win in today’s market.

Our Competitive Strengths

We believe we are progressing toward long-term, sustainable growth, and our business has — and our future success will be driven by — the following competitive strengths:

● Distinctive Patriotic Brand Identity

American Rebel has cultivated a bold, recognizable brand rooted in patriotism, personal security, and quintessential American values. Whether through advanced, American-made safes or apparel and accessories, we deliver products that reflect the beliefs of our customers — protecting loved ones, standing firm for the Constitution, and celebrating freedom. Our safes are equipped with improved designs, modern features, and accessory integration that offer peace of mind and performance.

● Beer That Reflects Values — and Consumer Demand

In the beverage space, our American Rebel Light Beer was created to serve a massive yet underserved market segment: consumers seeking a clean, high-quality beer that also reflects their values. Our can boldly proclaims what others don’t: God-Fearing, Constitution-Loving, National Anthem Singing, and ‘Stand Your Ground’ Strong. At the same time, our formula gives us a competitive edge. Brewed with all-natural ingredients — and none of the additives commonly found in mass-market beers like corn, rice, or sweeteners — it aligns perfectly with the trend sweeping consumer packaged goods, where legacy brands are now introducing SKUs that eliminate these ingredients. We’re already there.

7

● Fast-Growing Distribution and Market Relevance

We’re accelerating reach through a growing network of independent retailers and strategic chain rollouts, driven by patriotic brand appeal and grassroots consumer enthusiasm. Our momentum is strengthened by national media campaigns, motorsport and music activations, and retailer enthusiasm for a differentiated offering. While we won’t be all things to all people, we believe our product speaks powerfully to millions — and that makes us highly competitive in an otherwise saturated industry.

● Expanding Loyalty and Strategic Partner Network

By staying true to our values and our community, we’re deepening engagement with customers and aligning with distributors, retailers, and business partners who share our mission. We are building not just a consumer base, but a movement — and our brand sits at the center of that momentum.

● Beverage Operations & Scalable Execution

We believe our agreement with Associated Brewing gives American Rebel Beer a vital operational advantage, allowing us to enter the beer market with speed, efficiency, and scale. Associated Brewing is a premier beverage partner providing turn-key production, logistics, and operational expertise tailored to emerging and disruptive beverage brands. Their infrastructure and experience immediately positioned American Rebel Beer for scalable growth, reducing barriers to market entry and allowing our team to focus on brand-building, distribution, and strategic expansion. This foundational partnership enables us to maintain product quality, ensure operational consistency, and pursue rapid market capture without traditional startup constraints.

● Safe Product Design & Engineering Excellence

American Rebel safes integrate time-tested, high-performance design features, such as Four-Way Active Boltworks that pin the door shut on all four sides—surpassing the more common three-way systems found in competitor units. We also deliver category-leading value by offering premium features like 12-gauge and heavier U.S.-made steel, often absent at similar price points. Our exterior aesthetic—sleek, bold, and rugged—has earned our safes the nickname “safe with an attitude” from dealers nationwide. Champion and Superior safes reflect decades of American craftsmanship. As we often say: Champion Safe — Built Up to a Standard, Not Down to a Price.

● Safe Performance Designed for Real-World Threats

From core construction to industry-grade reinforcements, our safes are engineered to withstand intrusion attempts and extreme conditions. Key security specifications include:

●	Double Plate Steel Door – 4½” Thick

●	Reinforced Door Edge – 7/16” Thick

●	Double-Steel Door Casement

●	Steel Walls – 11-Gauge

●	Door Bolts – 1¼” Diameter

●	Four-Way Active Boltworks (AR-50 to AR-12 models)

●	Diamond-Embedded Armor Plate

8

These features aren’t just specs—they’re the result of rigorous industry-standard testing and real-world functionality:

●	Double Plate Steel Door: Two layers of U.S.-made steel enclose fire insulation. Outer steel provides structural strength; inner steel supports locking mechanisms. Laminated door edges amplify door rigidity, offering up to 16x more strength than bent-metal door facades.

●	Double-Steel Door Casement: Welded around the door frame, this feature quadruples door opening strength and resists pry attacks—vital for repelling break-in attempts.

●	Diamond-Embedded Armor Plate: Industrial diamond bonded to tungsten steel alloy dulls drilling attempts. In short, if a drill touches it, the drill loses.

● Our Brands Have Established Trust with Dealers & Consumers

Our reputation for high-quality, dependable safe solutions is reinforced by consistent delivery performance, regulatory compliance, and proactive merchandising support. Retailers trust our product to move. Consumers trust our product to protect.

● Customer Satisfaction Built on Lifestyle Alignment

We’ve created more than just a product line—we’ve cultivated an emotional connection to the brand. American Rebel symbolizes freedom, individualism, and bold self-expression. That connection drives loyalty. It’s not just about selling safes. It’s about equipping people with tools that reflect their beliefs and values

● Proven Management Team & Seasoned Public Company Leadership

American Rebel is led by a deeply experienced executive team with proven track records in public company governance, brand development, and operational scale. Our founder and Chief Executive Officer, Charles A. “Andy” Ross, Jr., continues to be a driving force behind our brand’s expansion and product focus—fusing patriotism, personal freedom, and bold identity into every corner of the Company. His vision for American Rebel has shaped a product suite that resonates with customers nationwide.

Our President and Chief Operating Officer, Corey Lambrecht, brings extensive public company leadership, financial strategy, and operational acumen to the team. His success spans uplisting companies to major exchanges, negotiating complex financial and legal agreements, and scaling businesses into national brands with nine-figure revenue. Corey’s oversight ensures that American Rebel maintains fiscal discipline, retail alignment, and strategic velocity across all divisions—from safes to beverages.

To fortify our financial oversight and compliance, Darin Fielding adds deep public accounting expertise and audit experience. His background in regulatory standards and financial controls strengthens our commitment to transparency and governance, aligning with institutional investor expectations.

Supporting our safes division, Thomas Mihalek, CEO of Champion Safe Co., brings decades of operational and marketing success in the outdoor sporting goods industry. His leadership reinforces our manufacturing excellence, dealer relationships, and market positioning in personal security and sporting sectors.

On the beverage side, we’ve welcomed James “Todd” Porter, a seasoned alcohol beverage executive with extensive experience across the Midwestern and Southern U.S.—our priority regions for rollout. Todd’s hands-on knowledge of market dynamics, distributor partnerships, and retail activation in core territories strengthens our go-to-market strategy and consumer engagement around American Rebel Light Beer.

This team blends visionary thinking with operational depth, positioning American Rebel for long-term scalability, category leadership, and durable brand relevance. In partnership with Associated Brewing, our launch into beverages is supported by turnkey production and national supply capabilities, allowing us to accelerate reach without compromising quality or brand integrity.

9

Growth Strategy

American Rebel Holdings, Inc. is focused on becoming a leading American brand at the intersection of personal security, patriotic lifestyle, and consumer products. Our growth strategy leverages the renewed wave of American Patriotism, increased consumer preference for USA-made goods, and the demand for brands that authentically reflect traditional values.

While our legacy business in premium safes and personal security products remains a foundational component of our company, we have strategically repositioned this business to improve scalability, market share, and operational efficiency. Concurrently, we are advancing aggressively into the domestic beverage industry through the introduction of American Rebel Light Beer—a high-potential, lifestyle-driven brand poised to disrupt the U.S. light beer market.

We have structured our growth strategy around three core pillars:

1. Organic Growth in Core Markets – Scaling Our Safe Business

Safes and secure storage solutions remain our anchor business, contributing the majority of our current revenue. We have recently completed a comprehensive strategic repositioning of our safe business—streamlining operations, refining our product lines, and introducing an optimized value-tier offering alongside our premium Champion Safe series. These improvements, combined with enhanced manufacturing capabilities, are designed to enable us to meet increased demand efficiently and at scale.

We believe our safe business is well-positioned to grow revenues by 3x to 5x over the next few years. This outlook is supported by several tailwinds:

●	Increased consumer interest in personal safety and responsible firearm storage, particularly among first-time gun buyers.

●	Legislative trends at the state level that are reinforcing firearm storage requirements.

●	A large, underpenetrated U.S. market—estimated to include over 70 million gun owners and 400 million firearms—with continued interest in secure storage solutions.

●	Our ability to deliver high-quality safes with distinctive styling, privacy protections, and modern features that appeal to a wide consumer base.

We are committed to growing our footprint through both brick-and-mortar retail expansion and e-commerce, supported by our trusted distributor and dealer networks. Additionally, demand for American Rebel branded lifestyle merchandise—including hats, T-shirts, hoodies, and other apparel—has significantly exceeded our initial projections. We intend to expand these offerings and explore strategic licensing opportunities to meet increasing consumer demand for products that reflect their lifestyle and values.

2. Strategic Acquisitions – Expanding Capabilities and Reach

We continue to actively evaluate acquisition opportunities that align with our long-term growth goals and offer synergies with our core competencies. This includes businesses that can:

●	Expand our product offerings or entry into complementary verticals.

●	Strengthen our retail and distribution network.

●	Enhance our manufacturing capabilities and production scalability.

Each acquisition target is measured against our core principles: value creation, operational integration, and enhancement of shareholder returns. These acquisitions may include both safe-related operations and new strategic categories.

3. Expanding into High-Growth Consumer Categories – American Rebel Light Beer

Our most transformative growth opportunity lies in our expansion into the U.S. light beer market through the launch of American Rebel Light Beer. This entry is more than just a product extension—it is a brand-defining initiative built to meet the growing demand for patriotic, “Better For You,” authentically American-made consumer products.

10

The U.S. beer market in 2023–2024 was estimated at $118 to $122 billion annually (Source: Beer Institute, Brewers Association, Statista), with non-craft light, regular, and import beers accounting for more than $93 billion. Light beer alone represents between 43% to 50% of total U.S. beer consumption, equivalent to approximately 2.6 to 3.0 billion gallons annually.

Key light beer brands currently include:

●	Busch Light®

●	Michelob Ultra®

●	Miller Lite®

●	Coors Light®

●	Bud Light®

However, recent consumer sentiment has created a clear void in the domestic light beer market. Consumers are increasingly seeking alternatives—brands that reflect their values, support U.S. manufacturing, and are positioned as “healthier” or “Better For You” without compromising on taste or authenticity. American Rebel Light Beer directly addresses this underserved segment with:

●	A strong Patriotic identity

●	All-natural ingredients sourced from the USA

●	A lifestyle-focused brand message

●	A lighter, “Better For You” profile

This product is positioned similarly to other recent beverage market disruptors such as Black Rifle Coffee Company®, Poppi®, and Liquid Death®, which successfully scaled by targeting emotionally connected consumers underserved by legacy brands.

We believe American Rebel Light Beer is on a pathway to become a major national brand. Achieving even a modest 2% to 3% market share of the U.S. light beer segment would translate to an estimated $500 million to $700 million in annual revenue. This opportunity is supported by:

●	An established partnership with a leading U.S. co-packer capable of producing over 230 million cases per year.

●	Distribution already secured in over 10 U.S. states with top-tier retail and on-premise partners.

●	A scalable marketing and logistics infrastructure designed to support national expansion.

Out multi-faceted growth strategy positions American Rebel for long-term success by:

●	Leveraging our legacy in premium safes to expand in a large and growing market.

●	Executing disciplined acquisitions that build enterprise value.

●	Capitalizing on a generational opportunity to disrupt the U.S. light beer market with a values-driven, scalable brand.

We believe we are building more than a product portfolio—we are building a platform for American consumers who want quality, authenticity, and patriotism reflected in the brands they support. Our approach is rooted in strategic execution, operational excellence, and delivering long-term shareholder value.

Our Risks and Challenges

Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by similar companies. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including, among others, the following:

●	we recently consummated the purchase of our safe manufacturer and sales organizations, and future acquisitions and operations of new manufacturing facilities and/or sales organizations might prove unsuccessful and could fail;

11

●	our success depends on our ability to introduce new products that track customer preferences;

●	We face substantial risks relating to our planned entry into the beer and alcoholic beverage market;

●	we may be unsuccessful introducing new products, thereby increasing our expenditures without corresponding increases in our revenues;

●	if we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;

●	as a significant portion of our revenues are derived by demand for our safes and the personal security products for firearms storage, we depend on the availability and regulation of ammunition and firearm storage;

●	as we continue to integrate the recent purchase of our safe manufacturer and sales organization, any compromised operational capacity may affect our ability to meet the demand for our safes, which in turn may affect our generation of revenue;

●	shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations;

●	we do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs;

●	our inability to effectively meet our short- and long-term obligations;

●	given our limited corporate history it is difficult to evaluate our business and future prospects and increases the risks associated with an investment in our securities;

●	our inability to raise additional financing for working capital;

●	our ability to generate sufficient revenue in our targeted markets to support operations;

●	significant dilution resulting from our financing activities;

●	the actions and initiatives taken by both current and potential competitors;

●	our ability to diversify our operations;

●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;

●	the deterioration in general of global economic, market and political conditions;

●	the inability to efficiently manage our operations;

●	the inability to achieve future operating results;

●	the unavailability of funds for capital expenditures;

●	the inability of management to effectively implement our strategies and business plans; and

12

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our Common Stock.

Piggy-Back or other Registration Rights

We are registering an aggregate of 12,188,075 shares of Common Stock pursuant to piggy-back or other registration rights granted to certain Selling Stockholders as described below.

Gary Bowie - 218 LLC

The registration right granted to Gary Bowie (formerly held by 218 LLC) is for 8,680,325 shares of common stock underlying the conversion of the Series D Convertible Preferred stock issued or potentially issuable to Mr. Bowie for the purchase of membership interests pursuant to the Membership Interest Purchase Agreement and Secured Convertible Term Note both dated September 15, 2025. 218 LLC assigned their ownership of the Series D Convertible Preferred Stock and conversion rights under the note to Mr. Bowie. The registration right is as follows:

Borrower shall file a registration statement on Form S-1 with the Securities and Purchase Commission within fifteen (15) business days of the Initial Closing on the initial 30% membership interest purchase. Such registration shall include the initial 1,400,000 shares of Common Stock underlying the Preferred Stock issued to Lender at the Initial Closing under the Purchase Agreement, 7,800,000 shares of Common Stock underlying the Preferred Stock reserved for conversion of principal on this Note, 468,000 shares of Common Stock underlying the Preferred Stock reserved for conversion of interest on this Note and 94,000 shares of Common Stock underlying the Preferred Stock issued for the commitment fee.

Streeterville Capital, LLC (“Streeterville”)

The registration right granted to Streeterville is for 1,125,000 shares of common stock underlying the conversion of a warrant into shares of Series D Convertible Preferred Stock and up to 1,850,000 shares of common stock reserved for the conversion of shares of Series D Convertible Preferred Stock pursuant to an Exchange Note issued to Streeterville on September 10, 2025. The registration right is as follows:

Within thirty (30) days of the Closing Date, Borrower will file a resale registration statement on Form S-1 (the “Registration Statement”) to register at least 1,125,000 (not adjusted for any reverse split) Common Shares for Lender’s resale of the Common Shares issuable upon conversion of the Warrant Shares and the Preferred Conversion Shares. Borrower agrees to file any applicable sticker updates to the Registration Statement within two (2) Trading Days of the occurrence of the event necessitating the filing of such sticker update. If at any time the number of Common Shares included in the Registration Statement (or any subsequent registration statement) is insufficient to exercise the Warrant in full and convert the Warrant Shares into Common Shares (each such date, a “Registration Trigger Date”), then within twenty (20) days of such Registration Trigger Date, Borrower will file another resale Registration Statement to register the number of Common Shares necessary to convert the Warrant Shares in full less the number of Common Shares remaining on the existing Registration Statement. Upon effectiveness of the Registration Statement, any subsequent lapse in the effectiveness of the Registration Statement while any Warrant Shares or Common Shares received pursuant to a conversion of Warrant Shares are owned by Investor will be a breach of this Agreement. In the event the Registration Statement has not been declared effective by the United States Securities and Exchange Commission within 120 days of the Exchange Date, Company will pay to Investor in cash an amount equal to one percent (1%) of the outstanding balance of the Exchange Note on such 120th day and each thirty (30) days thereafter that the Registration Statement is not declared effective until the date that is six (6) months from the Exchange Date. In the event any subsequent Registration Statement has not been declared effective by the United States Securities and Exchange Commission within 120 days of the Registration Trigger Date, then Company will make a cash payment to Investor equal to one percent (1%) of the outstanding balance of the Exchange Note on such 120th day and each thirty (30) days thereafter that the Registration Statement is not declared effective until the date that is six (6) months from the Registration Trigger Date.

Carter Terry & Company Inc. (“Carter Terry”)

The registration right granted to Carter Terry is for 15,000 shares of common stock underlying the conversion of shares of Series D Convertible Preferred Stock issued to Carter Terry as a commission on the Streeterville transaction. The registration right is as follows:

The Company shall register the shares of common stock underlying conversion of the Series D Preferred Shares within thirty (30) calendar days of the Effective Date, consistent with the registration rights granted in the Streeterville transaction.

13

Series A Preferred Stock – Super Majority Voting

Our Second Amended and Restated Articles of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, of which we have designated 150,000 shares as Series A Preferred Stock (123,412 of which were issued to three members of management, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht), and have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 97% of the available stockholder votes, and are convertible (subject to vesting requirements) at a ratio of 500 to 1 into shares of common stock). The power of the board of directors to issue shares of common stock, preferred stock, warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the Company’s outstanding common stock or its voting power. The Series A Preferred Stock was issued prior to these stockholder approval limitations.

Legal Proceedings

Various claims and lawsuits, incidental to the ordinary course of our business, may be brought against the Company from time-to-time. Litigation is subject to inherent uncertainties, and an adverse result in the matters below or other matters may arise from time to time that may harm our business.

Corporate History

The Company was incorporated on December 15, 2014, under the laws of the State of Nevada, as CubeScape, Inc. Effective January 5, 2017, the Company amended its articles of incorporation and changed its name to American Rebel Holdings, Inc. The Company completed a business combination with its majority shareholder, American Rebel, Inc. on June 19, 2017. On July 29, 2022, the Company closed on the acquisition of Champion.

Corporate Information

Our principal executive offices are located at 218 3rd Avenue North, #400, Nashville, Tennessee. Our telephone number is (833) 267-3235. Our website addresses are www.americanrebel.com, www.championsafe.com, www.superiorsafe.com and www.americanrebelbeer.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our Common Stock.

14

THE OFFERING

This prospectus relates to the offering and resale by of up to 12,188,075 shares (the “Shares”) of common stock, $0.001 par value (“Common Stock”) of American Rebel Holdings, Inc. (the “Company”) by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under “Selling Stockholders”, consisting of (i) 532,750 Shares of Common Stock underlying Series D Convertible Preferred Stock previously issued, (ii) 570,000 Shares of Common Stock underlying Series D Convertible Preferred Stock issued for the acquisition of membership interests from a third-party limited liability company, (iii) 9,960,325 shares of Common Stock underlying Series D Convertible Preferred Stock issuable upon conversion of outstanding promissory notes; and (iv) 1,125,000 Shares of Common Stock issuable upon exercise of a warrant (the “Warrants”) issued upon conversion and settlement of a previously outstanding note.

Common Stock offered by the Selling Stockholders:	Up to 12,188,075 shares of Common Stock.

Common Stock outstanding prior to this offering (1)	3,451,665 shares of Common Stock.

Common stock to be outstanding after the offering (1)	15,639,740 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the sale of the Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders ” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders. We would, however, receive proceeds if the Prefunded Warrants are exercised, through the payment of the exercise price in cash, in a maximum amount of up to approximately $1,687,500.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16 before deciding to invest in our securities.

Trading symbol	The shares of Common Stock and certain warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively.

(1)	The number of shares of Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 3,451,665 shares outstanding as of April 9, 2026 and excludes:

●	382 shares of Common Stock reserved for future issuance under our 2021 Long-Term Stock Incentive Plan (the “2021 Plan”) as of March 31, 2026, as well as automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan;

●	1,250,000 shares of Common Stock reserved for issuance under our 2025 Stock Incentive Plan (the “SIP”), as well as any automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan;

●	263 shares of Common Stock issuable upon exercise of warrants outstanding as of March 31, 2026, at a weighted average exercise price of $36,280 per share; and

●	3,570,030 shares of our common stock reserved for issuance pursuant to the conversion of preferred stock outstanding as of March 31, 2026.

15

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. We have also identified a number of these factors under the heading “Risk Factors” in our periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended December 31, 2025 which section is incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, results of operations, and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of the following risks or other risks not specified below materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our shares of common stock could decline.

Risks Related to Our Business and Industry

We cannot predict when we will achieve profitability.

We have not been profitable and cannot predict when or if we will achieve profitability. We have experienced net losses since our inception in December 2014. We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of December 31, 2024 and December 31, 2025, we had an accumulated deficit of $64,491,550 and $99,411,489, respectively.

We have identified several material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, or otherwise fail to maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business, our stock price and access to the capital markets.

We have identified material weaknesses in our internal control over financial reporting and those weaknesses have led to a conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2024 or 2025. Our inability to remediate the material weaknesses, our discovery of additional weaknesses, and our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting, could adversely affect our results of operations, our stock price and investor confidence in our company.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that companies evaluate and report on the effectiveness of their internal control over financial reporting. As disclosed in more detail under Item 9A, “Controls and Procedures” above, we identified material weaknesses as of December 31, 2023 in our internal control over financial reporting, which continues to exist as of December 31, 2025. Due to the material weaknesses in our internal control over financial reporting, we have also concluded our disclosure controls and procedures were not effective as of December 31, 2025.

Failure to have effective internal control over financial reporting and disclosure controls and procedures can impair our ability to produce accurate financial statements on a timely basis and has led and could again lead to a restatement of our financial statements. For example, the identified material weaknesses resulted in material adjustments to the consolidated financial statements for the years ended December 31, 2023 and 2022. If, as a result of the ineffectiveness of our internal control over financial reporting and disclosure controls and procedures, we cannot provide reliable financial statements, our business decision processes may be adversely affected, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and our ability to obtain additional financing, or additional financing on favorable terms, could be adversely affected.

16

Our management has taken action to begin remediating the material weaknesses; however, certain remedial actions have not started or have only recently been undertaken, and while we expect to continue to implement our remediation plans throughout the fiscal year ending December 31, 2026, we cannot be certain as to when remediation will be fully completed. In addition, we could in the future identify additional internal control deficiencies that could rise to the level of a material weakness or uncover other errors in financial reporting. During the course of our evaluation, we may identify areas requiring improvement and may be required to design additional enhanced processes and controls to address issues identified through this review. In addition, there can be no assurance that such remediation efforts will be successful, that our internal control over financial reporting will be effective as a result of these efforts or that any such future deficiencies identified may not be material weaknesses that would be required to be reported in future periods.

If we fail to remediate these material weaknesses and maintain effective disclosure controls and procedures or internal control over financial reporting, we may not be able to rely on the integrity of our financial results, which could result in inaccurate or additional late reporting of our financial results, as well as delays or the inability to meet our future reporting obligations or to comply with SEC rules and regulations. This could result in claims or proceedings against us, including by stockholders or the SEC. The defense of any such claims could cause the diversion of the Company’s attention and resources and could cause us to incur significant legal and other expenses even if the matters are resolved in our favor.

We restated certain of our previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues.

We reached a determination to restate our consolidated financial statements and related disclosures for the years ended December 31, 2023 and 2022 in our Form 10-K/A filed on January 29, 2025. The restatement also included other adjustments to historical periods. As a result, we have incurred unanticipated costs for accounting, professional and legal fees in connection with or related to the restatement, and have become subject to a number of additional risks and uncertainties, which may affect investor confidence in the accuracy of our financial disclosures and may raise reputational issues for our business.

Our financial results may be affected by tariffs or border adjustment taxes or other import restrictions.

Our current backpack and apparel suppliers have facilities both in China and Mexico and the imposition of tariffs or border adjustment taxes may affect our financial results. The current political climate is hostile to companies manufacturing goods outside of the US. At the current manufacturing levels, it is impractical to seek manufacturing facilities in the United States as US manufacturers are unable to meet or even approach the cost of manufacturing small quantities of custom-made goods. We are in the process of locating an alternative supplier which will have the capacity to produce commercial volumes of our backpacks and apparel to meet our expected demands. However, we have not yet located a suitable supplier and, even if we are able to do so, there is no guarantee that our manufacturing process will scale to produce our products in quantities sufficient to meet demand.

Risks Related to Our Common Stock

Stockholders’ voting power and ownership interest may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

Our Second Amended and Restated Articles of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, of which we have designated 150,000 shares as Series A - Convertible Preferred Stock (“Series A Preferred Stock”) (123,412 of which were issued to three members of management, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht), and have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 97% of the available stockholder votes, and are convertible (subject to vesting requirements) at a ratio of 500 to 1 into shares of common stock). The power of the board of directors to issue shares of common stock, preferred stock, warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the company’s outstanding common stock or its voting power. The Series A Preferred Stock was issued prior to these stockholder approval limitations. Although we may be considered a “controlled company” under Nasdaq rules, we do not intend to rely on the exemptions to corporate governance requirements as a controlled company.

17

While we have completed several capital raises utilizing multiple financial institutions, we may attempt to raise additional capital by returning to the market to sell shares of common or preferred stock, possibly at a deep discount to the market price of our common stock. These actions may result in dilution of the ownership interests and voting power of existing stockholders, further dilute common stock book value, and may delay, defer or prevent a change of control. While we are currently in a capital raise utilizing our Series C and D Preferred Stock, we do not believe that the terms of the offering are at a deep discount.

Additionally, other series of preferred stock, besides our Series C and D Preferred Stock, currently being offered, may carry the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, superior voting or conversion rights and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Certain of our executive officers and directors although they own an insignificant percentage of our common stock, hold super voting preferred stock that allows them to exert significant control over matters subject to stockholder approval.

Our executive officers and directors beneficially own only approximately 1% of our common stock. However, as referenced above, three members of our executive management team, Messrs. Charles A. Ross, Jr., Corey Lambrecht and Doug E. Grau own 123,412 shares of the Series A Preferred Stock to, which have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 97% of the current available stockholder votes. In addition, these shares are able to be converted into shares of common stock at a rate of 1 share of Series A Preferred Stock into 500 shares of common stock over a vesting period under certain circumstances.

Accordingly, these stockholders, who are members of management may, as a practical matter, continue to be able to control the election of a majority of our directors and the determination of all corporate actions after these offerings and any future offerings. This concentration of ownership could delay or prevent a change in control of us.

Our board of directors has the authority, without stockholder approval, to issue additional series of preferred stock with terms that may not be beneficial to Common Stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Second Amended and Restated Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our common stock may be affected by limited trading volume and our share price may be volatile, which could adversely impact the value of our common stock.

There can be no assurance that an active trading market in our common stock can be maintained. Our common stock is likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our common stock without regard to our operating performance and the market price of our common stock may drop below the price paid by investors. In addition, we believe that factors such as our operating results, quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Short sellers of our common stock may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

18

We may not be able to maintain a listing of our common stock on the Nasdaq Capital Market.

We must meet certain financial and liquidity criteria to maintain the listing of our common stock on the Nasdaq. If we violate the Nasdaq’s listing requirements or fail to meet its listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

On February 28, 2024 the Company received a written notice from Nasdaq stating that because the Company has not yet held an annual meeting of shareholders within 12 months of the end of the Company’s 2022 fiscal year end, it no longer complies with Nasdaq Listing Rule 5620(a) for continued listing on The Nasdaq Capital Market. The Company had until April 15, 2024, which was 45 days from the date of the notice, to submit a plan to regain compliance and, if Nasdaq accepted the plan, it may grant an exception of up to 180 calendar days from the fiscal year end, or until June 28, 2024, to regain compliance. The Company held its annual meeting of stockholders on June 27, 2024, thereby regaining compliance with the Nasdaq annual meeting requirement.

As previously disclosed, on April 23, 2024, the Company received notice from Nasdaq indicating that, while the Company had not regained compliance with the Bid Price Requirement, Nasdaq had determined that the Company was eligible for an additional 180-day period, or until October 21, 2024, to regain compliance. On October 2, 2024, the Company effectuated a 1-for-9 reverse stock split, which resulted in its stock price increasing above the Bid Price Requirement. On October 16, 2024, the Company received a written notification from Nasdaq indicating that, as of October 15, 2024, the Company had regained compliance with the Bid Price Requirement.

On November 22, 2024, the Company received a notice from Nasdaq indicating that, as a result of not having timely filed the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the Company is not in compliance with Nasdaq Listing Rules which require timely filing of periodic reports with the SEC. Pursuant to the Nasdaq Listing Rules, the Company has until January 21, 2025 to submit a plan to regain compliance. If the plan is accepted, an extension may be granted of up to 180 calendar days from the due date of the Initial Delinquent Filing, or May 19, 2025, to regain compliance. The Company submitted a compliance plan on January 20, 2025 and filed its Form 10-Q for the period ended September 30, 2024 on February 7, 2025. On February 10, 2025, the Company received a written notification from the Staff indicating that the Company had regained compliance with the periodic filing requirement under Nasdaq Listing Rules

On February 19, 2025, the Company received a notification letter Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) because the stockholders’ equity of the Company as of September 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 7, 2025, was below the minimum requirement of $2,500,000 (the “Stockholders’ Equity Requirement”). Pursuant to Nasdaq’s Listing Rules, the Company had 45 calendar days (until April 7, 2025), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). The Company submitted the Compliance Plan on April 7, 2025. On June 11, 2025, the Company received a letter from Nasdaq accepting the Compliance Plan and granting an extension through August 18, 2025 to evidence compliance with the Rule. On August 20, 2025, the Company received written notice from the Listing Qualifications Staff of Nasdaq that the Company has not regained compliance with the Stockholders’ Equity Requirement by August 18, 2025. The Company submitted an appeal to Nasdaq on August 27, 2025, which stayed the delisting and suspension of the Company’s securities pending the decision of the Panel. A hearing was held on September 30, 2025. On October 20, 2025, the Company received a decision letter from the Panel granting the Company’s request to continue its listing on Nasdaq, subject to the condition that, on or before November 15, 2025, the Company shall demonstrate compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). On November 10, 2025, the Company filed its Form 10-Q for the third quarter ended September 30, 2025, wherein the Company reported total stockholders’ equity of $3,378,257. This level exceeds the Nasdaq continued listing equity standard of at least $2.5 million under the Equity Rule. On November 21, 2025, the Company received a compliance letter from the Nasdaq Hearings Panel (“Panel”) confirming the Company is in compliance with the Equity Rule. In its November 21, 2025 letter, the Panel advised that, based on the Nasdaq Listing Qualifications Staff’s compliance worksheet, American Rebel has satisfied the exception previously granted under the Equity Rule. Under Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory one-year Panel monitoring period beginning on the date of the letter. If, within the one-year monitoring period, Nasdaq Staff finds the Company again out of compliance with the Equity Rule that was the subject of the exception, notwithstanding Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C). The Company’s securities may be at that time delisted from Nasdaq.

On February 4, 2026, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq staff (the “Staff”) determined that the Company’s common stock failed to maintain a minimum bid price of $1.00 per share for 30 consecutive business days, in violation of Nasdaq Listing Rule 5550(a)(2) (the “Rule”). While companies are typically afforded a 180-calendar-day compliance period to comply with the Rule, the Staff concluded that the Company is not eligible for the compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv) due to the fact that the Company effected four reverse stock splits since October of 2024, specifically a 1-for-9 reverse stock split on October 2, 2024, a 1-for-25 reverse stock split on March 31, 2025 , a 1-for-20 reverse stock split on October 3, 2025, and a 1-for-20 reverse stock split on February 2, 2026, resulting in a cumulative ratio of 1-for-90,000. Listing Rule 5810(c)(3)(A) states in part, “if a Company’s security fails to meet the continued listing requirement for minimum bid price and the Company has effected a reverse stock split over the prior one-year period; or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for any compliance period specified in this Rule 5810(c)(3)(A) and the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security.” As a result of non-compliance with the Rule, the Staff determined to delist the Company’s securities (common stock (“AREB”) and publicly traded warrants (“AREBW”)) from The Nasdaq Capital Market at the opening of business on February 13, 2026, unless the Company was to request an appeal of the determination by February 11, 2026. On February 11, 2026, the Company requested a hearing and appeal the Staff’s delisting determination. The filing of the hearing request resulted in a stay of any suspension or delisting action pending the conclusion of the hearing process. The Nasdaq appeal hearing was held on March 24, 2026 and the Company is awaiting a decision.

On March 23, 2026, we effectuated a 1-for-100 reverse stock split, which resulted in the Company failing to comply with the minimum 500,000 publicly held shares requirement for continued inclusion set forth in Nasdaq Listing Rule 5550(a)(4). The Company’s common stock was and remains halted as of the date of this prospectus from trading pending compliance with the minimum publicly held share rule.

19

There can be no assurance as to whether the Company will remain compliant with the Nasdaq Listing Rules. A delisting of our Common Stock from Nasdaq (whether or not our Common Stock is subsequently listed on any of the marketplaces of the OTC Markets Group (the “OTC Markets”) thereafter) could have significant adverse impacts on our business, financial condition, results of operations and cash flows by, among other things: reducing the liquidity, public float and market price of our Common Stock; reducing the number of investors, including institutional investors, willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity; decreasing the amount of news and analyst coverage relating to us; limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and impacting our reputation and, as a consequence, our ability to attract new business. In addition, the delisting of our Common Stock from Nasdaq could constitute a breach of many of our existing material arrangements (whether or not our Common Stock is subsequently listed on any of the OTC Markets), including the terms of our credit facilities and the terms of our various debt instruments. If a delisting of our Common Stock were to cause us to violate our obligations under our credit facilities or debt instruments, such occurrence could trigger an event of default, which could have significant adverse impacts on our business, financial condition, results of operations, and cash flows.

If our Common Stock were to be delisted from Nasdaq, we intend to take action to apply for listing the Company’s Common Stock on one of the OTC Markets. However, we understand that to be eligible for quotation on certain of the OTC Markets, issuers must remain current in their filings with the SEC. In addition, even if our Common Stock is listed on the OTC Markets, the OTC Markets are generally regarded as a less efficient trading market than Nasdaq, and being listed on the OTC Markets may not resolve any breaches that may arise under our existing material arrangements, and thus many of the same risks described above would still apply.

Substantial future sales of the Common Stock could cause the market price of the Common Stock to decline.

The market price of the Common Stock could decline as a result of the substantial sales of the Common Stock by the Selling Stockholders.

We are subject to covenants under our debt or other financing agreements, including the Purchase Agreement, and we may inadvertently breach such covenants, which may result in the issuance of additional shares of Common Stock and default under the terms of the agreements or other penalties.

We have entered into several debt and other financing agreements that contain covenants surrounding our compliance with terms of the agreements. In April 2025, we entered into the Purchase Agreement with several investors named therein for the sale of shares of Common Stock and Warrants to purchase shares of Common Stock. The shares of Common Stock and the shares underlying the Warrants are being registered pursuant to the registration statement of which this prospectus forms a part. Under the Purchase Agreement, we agreed, among other things, not to issue any additional equity or equity-linked securities, subject to limited exclusions, until the expiration of 30 days after the effectiveness of this registration statement. Due to this restriction, we have continued to finance our operations through debt instruments, some of which may be convertible into shares of Common Stock or preferred stock upon default or passage of time.

While we do not believe these instruments are in violation of the covenants in the Purchase Agreement, certain investors have inquired as to whether such instruments may constitute a breach of the Purchase Agreement. As of the date of the registration statement of which this prospectus forms a part, no definitive determination has been made. However, if it is ultimately determined that a breach has occurred, we may be required to issue additional shares of Common Stock or other securities to the investors, or suffer additional damages under the terms of the Purchase Agreement.

In addition, we are party to other financing agreements, that contain substantive covenants, the breach of which could result in defaults, the imposition of financial penalties, or the issuance of additional securities. Any actual or alleged breach of these covenants may have a material adverse effect on us and our operations. Additionally, any issuance of additional securities as a result of a breach of the covenants will result in dilution to our existing stockholders.

Risks Related to This Offering

You will experience immediate and substantial dilution.

Since the price per share of the Common Stock being offered is substantially higher than the net tangible book value per share of the Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of our outstanding stock options and warrants could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stockholders may be subject to dilution resulting from future offerings of common stock by us.

We may raise additional funds in the future by issuing common stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional common stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

There are risks, including stock market volatility, inherent in owning the Common Stock.

The market price and volume of the Common Stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

The Selling Stockholders may sell their shares of Common Stock in the open market, which may cause our stock price to decline.

The Selling Stockholders may sell their shares of Common Stock being registered in this offering in the public market. That means that up to 12,188,075 shares of Common Stock, the number of shares being registered in this offering for sale by the Selling Stockholders, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our common stock by the Selling Stockholders could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders ” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders. We would, however, receive proceeds if the Prefunded Warrants are exercised, through the payment of the exercise price in cash, in a maximum amount of up to approximately $1,687,500.

20

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

Not applicable as there are no proceeds to the Company in this offering. Existing stockholders will be diluted in percentage ownership upon conversion of the underlying Series D Convertible Preferred Stock (including those shares of Series D Convertible Preferred Stock issued upon exercise of the Warrants) into shares of Common Stock.

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 9, 2026 or exercisable within the next 60 days thereafter, by: (i) our directors; (ii) our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Common Stock Outstanding(2)
Officers and Directors
Charles A. Ross, Jr., Chief Executive Officer, Chairman, principal executive officer, secretary, treasurer(3)	14,973,200	81.27%

Doug E. Grau, Former President(4)	10,311,059	74.92%

Corey Lambrecht, Chief Operating Officer and director(5)	12,471,909	78.32%

Michael Dean Smith, director(6)	119,617	3.35%

C. Stephen Cochennet, director(7)	119,617	3.35%

Larry Sinks, director(8)	102,195	1.69%

Directors and executive officers as a group (6 Persons)	38,097,597	91.69%

* Less than 0.01%

(1)	Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 218 3rd Avenue North, #400, Nashville, Tennessee 37201.

(2)	Percentage is based upon 3,451,665 shares of Common Stock authorized and outstanding and adjusted as needed for derivative securities held by such stockholders. Figures are rounded to the nearest hundredth of a percent.

(3)	Includes (i) 29,212 shares of Series A Preferred Stock, which is currently convertible into 14,606,000 shares of Common Stock at the option of the holder, and (ii) 73,439 shares of Series D Convertible Preferred Stock, which is currently convertible into 367,195 shares of Common Stock at the option of the holder. Does not include an additional 20,000 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2027 and for one additional year, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(4)	Includes (i) 20,000 shares of Series A Preferred Stock, which is currently convertible into 10,000,000 shares of Common Stock at the option of the holder, and (ii) 62,211 shares of Series D Convertible Preferred Stock, which is currently convertible into 311,055 shares of Common Stock at the option of the holder. Due to Mr. Grau’s resignation, does not include an additional 30,000 shares of Series A Preferred stock that were subject to vesting, which were convertible into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(5)	Includes (i) 24,250 shares of Series A Preferred Stock, which is currently convertible into 12,125,000 shares of Common Stock at the option of the holder, and (ii) 69,381 shares of Series D Convertible Preferred Stock, which is currently convertible into 346,905 shares of Common Stock at the option of the holder. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(6)	Includes 23,923 shares of Series D Convertible Preferred Stock, which is currently convertible into 119,615 shares of Common Stock at the option of the holder.

(7)	Includes 23,923 shares of Series D Convertible Preferred Stock, which is currently convertible into 119,615 shares of Common Stock at the option of the holder.

(8)	Includes 20,439 shares of Series D Convertible Preferred Stock, which is currently convertible into 102,195 shares of Common Stock at the option of the holder.

Super Majority Voting Powers Attributable to Preferred Stock

As of April 9, 2026, the Company had 3,451,665 shares of common stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. If a vote was taken today, the following stockholders (which consist of Messrs. Ross, Lambrecht and Grau) owning a total of 13 shares of common stock and 123,412 shares of Series A Preferred, whereby each share of Series A Preferred is entitled to cast one thousand (1,000) votes for each share held on all matters presented to the stockholders of the Company for a stockholder vote, thereby allowing such common stock and Series A Preferred to cast votes totaling 123,412,013 shares of common stock, delivering an executed written consent authorizing the actions being set forth to the vote. The stockholders’ names, affiliation with the Company and holdings are as follows:

Name	Affiliation	Number of Voting Shares		% of Total Voting Shares(4)
Charles A. Ross, Jr.	Director, Chief Executive Officer, Treasurer	49,212,005	(1)	38.79%
Doug Grau	Former President	50,000,004	(2)	39.41%
Corey Lambrecht	Director, Chief Operating Officer, President	24,200,004	(3)	19.08%
Total		123,412,013		97.28%

(1)	Includes 49,212 shares of Series A Preferred with an equivalent of 49,912,000 shares of common stock voting power and 207 shares of common stock beneficially owned by Mr. Ross.
(2)	Includes 50,000 shares of Series A Preferred with an equivalent of 50,000,000 shares of common stock voting power and 200 shares of common stock beneficially owned by Mr. Grau.
(3)	Includes 24,200 shares of Series A Preferred with an equivalent of 24,200,000 shares of common stock voting power and 102 shares of common stock beneficially owned by Mr. Lambrecht.
(4)	Percentage is based upon 3,451,665 shares of common stock authorized and outstanding and adjusted by the 123,412,000 votes attributable to the Series A Preferred, for a total of 126,863,665 total voting shares. Figures are rounded to the nearest hundredth of a percent.

22

SELLING STOCKHOLDERS

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer these shares for resale from time to time.

This prospectus relates to the offering and resale by of up to 12,188,075 shares (the “Shares”) of common stock, $0.001 par value (“Common Stock”) of American Rebel Holdings, Inc. (the “Company”) by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under “Selling Stockholders”, consisting of (i) 532,750 Shares of Common Stock underlying Series D Convertible Preferred Stock previously issued, (ii) 570,000 Shares of Common Stock underlying Series D Convertible Preferred Stock issued for the acquisition of membership interests from a third-party limited liability company, (iii) 9,960,325 shares of Common Stock underlying Series D Convertible Preferred Stock issuable upon conversion of outstanding promissory notes; and (iv) 1,125,000 Shares of Common Stock issuable upon exercise of a warrant (the “Warrants”) issued upon conversion and settlement of a previously outstanding note.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on its ownership of the shares of Common Stock, as of the date hereof. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering (1)
Gary Bowie (218 LLC) (2)	8,680,325	(3)	8,680,325	0
Streeterville Capital, LLC (4)	2,975,000	(5)	2,975,000	0
Carter Terry & Company Inc. (6)	15,000	(7)	60,000	0
Coventry Enterprises, LLC (8)	178,000	(9)	178,000	0
Horberg Enterprises, LP (10)	339,750	(11)	339,750	0
Total	12,188,075		12,188,075	0

(1)	This column assumes full conversion of the shares of Series D Convertible Preferred Stock currently held, full exercise of the Warrants owned by the Selling Stockholders for shares of common stock offered hereby, issuance of shares of common stock underlying the Series D Convertible Preferred Stock and promissory notes and the subsequent sale of all such shares of common stock.

(2)	Gary Bowie holds voting and dispositive power over the securities reported herein that were previously held by 218 LLC. Mr. Bowie was assigned the shares of Series D Convertible Preferred Stock from 218 LLC. Mr. Bowie disclaims beneficial ownership of the securities reported herein that are held by 218 LLC except to the extent of his pecuniary interest therein. The address of 218 LLC is C/o Rosemary Calcese, 1811 Memorial Circle, Clarksville, TN 37043. 218 LLC may not convert the Series D Convertible Preferred Stock currently held by it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after exercise of the Series D Convertible Preferred Stock, whether currently owned or acquired through conversion of the secured convertible term note.

(3)	Includes 570,000 shares of common stock issuable upon conversion of 114,000 shares of Series D Convertible Preferred Stock currently held by 218 and up to 8,110,325 shares of common stock reserved for the potential conversion of a secured convertible term note dated September 15, 2025 into shares of Series D Convertible Preferred Stock.

(4)	John Fife holds voting and dispositive power over the securities reported herein that are held by Streeterville Capital, LLC. Mr. Fife disclaims beneficial ownership of the securities reported herein that are held by Streeterville Capital, LLC except to the extent of his pecuniary interest therein. The address of Streeterville Capital, LLC is 297 Auto Mall Drive, Suite #4, St. George, UT 84770. Streeterville Capital, LLC may not exercise any Warrants currently held by it or convert the exchange note issued to it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after exercise of the Warrants or conversion of the Series D Convertible Preferred Stock into Common Stock pursuant to the terms of the exchange note.

23

(5)	Includes 1,125,000 shares of common stock issuable upon conversion of the Warrants into shares of Series D Convertible Preferred Stock and up to 1,850,000 shares of common stock, which are issuable upon the conversion of Series D Convertible Preferred Stock underlying the conversion of the exchange note dated September 10, 2025.

(6)	Timothy J. Terry holds voting and dispositive power over the securities reported herein that are held by Carter Terry & Company, Inc. Mr. Terry disclaims beneficial ownership of the securities reported herein that are held by Carter Terry & Company, Inc. except to the extent of her pecuniary interest therein. The address of Carter Terry & Company, Inc. is 3060 Peachtree Road, Ste 1200, Atlanta, GA 30305. Carter Terry & Company, Inc. may not convert any shares of Series D Convertible Preferred Stock currently held by it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after conversion of the Series D Convertible Preferred Stock.

(7)	Includes 15,000 shares of common stock underlying the conversion of Series D Convertible Preferred Stock issued pursuant to a Fee Settlement Agreement dated September 16, 2025

(8)	Jack Bodenstein holds voting and dispositive power over the securities reported herein that are held by Coventry Enterprises, LLC. Mr. Bodenstein disclaims beneficial ownership of the securities reported herein that are held by Coventry Enterprises, LLC except to the extent of his pecuniary interest therein. The address of Coventry Enterprises, LLC is 80 SW 8th Street, #2000, Miami, FL 33130. Coventry Enterprises, LLC. may not convert any shares of Series D Convertible Preferred Stock currently held by it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after the conversion of the Series D Convertible Preferred Stock.

(9)	Includes up to 178,000 shares of common stock underlying the conversion of Series D Convertible Preferred Stock subscribed for on September 30, 2025 and purchased directly from the Company pursuant to a private placement subscription agreement.

(10)	Howard Horberg holds voting and dispositive power over the securities reported herein that are held by Horberg Enterprises, LP. Mr. Horberg disclaims beneficial ownership of the securities reported herein that are held by Horberg Enterprises, LP except to the extent of his pecuniary interest therein. The address of Horberg Enterprises, LP is 915 McCormick Drive, Lake Forest, IL 600456. Horberg Enterprises, LP may not convert the OID note currently held by it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after conversion of the OID note.

(11)	Includes up to 339,750 shares of common stock underlying the conversion of Series D Convertible Preferred Stock issued pursuant to a Securities Purchase Agreement dated September 30, 2025.

24

DESCRIPTION OF CAPITAL STOCK

General

Except as otherwise indicated by the context, references in this exhibit to “Company,” “American Rebel Holdings,” “American Rebel,” “we,” “us” and “our” are references to American Rebel Holdings, Inc. and its wholly-owned operating subsidiaries, American Rebel, Inc., American Rebel Beverages, LLC, Champion Safe Company, Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, Champion Safe De Mexico, S.A. de C.V. Inc., and American Rebel Licensing NIL I, LLC.

As of April 9, 2026, we had two classes of security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our common stock, par value $0.001 per share (“Common Stock”), and a registered class of warrants, each to purchase one share of common stock (the “IPO Warrants” or “Common Stock Purchase Warrants”).

The shares of Common Stock and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively, and began trading on February 7, 2022.

This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Articles of Incorporation, and our Amended and Restated Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. You should refer to our Second Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, and the applicable provisions of the Nevada Revised Statutes for a complete description of our capital stock. Our authorized capital stock consists of (i) 600,000,000 shares of common stock, par value $0.001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, among which 150,000 shares are designated as Series A Preferred Stock, 250,000 shares are designated as Series B Convertible Preferred Stock, 3,100,000 shares are designated as Series C Redeemable Convertible Preferred Stock, 500,000 shares are designated as Series D Convertible Preferred Stock and 10,000 shares are designated as Series E Preferred Stock.

Our Board is authorized, without stockholder approval, except as otherwise may be required by the applicable listing standards of a national securities exchange or any applicable laws, to issue additional shares of our authorized capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

25

As of April 9, 2026, the issued and outstanding shares of Common Stock was 3,451,665.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock (the “Existing Series A Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Existing Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them.

Dividend Rights

Holders of shares of the Existing Series A Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Series A Preferred Stock are entitled to vote together with the holders of our Common Stock on an as-converted basis. Each Existing Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Existing Series A Preferred stock.

Conversion Rights

Each holder of the Series A Preferred Stock is entitled to convert any portion of the outstanding shares of Series A Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock. Each share of the Series A Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Series A Preferred Stock to 500 shares of Common Stock, subject to vesting requirements and adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice the conversion shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series B Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

As of April 9, 2026, the issued and outstanding shares of Series A Preferred Stock was 123,412.

26

Series B Preferred Stock

No Maturity, Sinking Fund or Pre-Determined Mandatory Redemption

The Series B (the “Existing Series B Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or pre-determined mandatory redemption. Shares of the Existing Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them, or the holders decide to convert them.

Dividend Rights

Holders of shares of the Existing Series B Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Series B Preferred Stock shall not have any voting rights, except in the case of voting on a change in the preferences of the Existing Series B Preferred Stock shares.

Conversion Rights

Each holder of the Existing Series B Preferred Stock is entitled to convert any portion of the outstanding shares of Existing Series B Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock Each share of the Existing Series B Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Existing Series B Preferred Stock to 31.25 shares of Common Stock, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice the conversion shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series B Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

Fractional Shares

No fractional shares of our Common Stock will be issued upon any conversion of the Existing Series B Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable upon such conversion will be rounded up to the nearest whole share.

As of April 9, 2026, the issued and outstanding shares of Series B Preferred Stock was 3.

Series C Preferred Stock

On November 3, 2023, we filed a certificate of designation with the Nevada Secretary of State to establish our Series C Preferred Stock. We designated a total of 3,100,000 shares of Preferred Stock as “Series C Cumulative Redeemable Preferred Stock.” Our Series C Preferred Stock has following voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions:

Ranking. The Series C Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, junior to our Series A Preferred Stock and senior to our Common Stock and Series B Preferred Stock. The terms of the Series C Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value. Each share of Series C Preferred Stock has an initial stated value of $7.50, which is equal to the offering price per share, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series C Preferred Stock.

Dividend Rate and Payment Dates. Dividends on the Series C Preferred Stock are cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series C Preferred Stock are entitled to receive cumulative quarterly dividends at a per annum rate of 8.53% of the stated value (or $0.16 per share per quarter based on the liquidation preference per share); provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter, which is equivalent to the annual rate of 12% of the $7.50 liquidation preference per share. In our sole discretion, dividends may be paid in cash or in kind in the form of Common Stock equal to the closing price of Common Stock on the last day of the quarter. Dividends on each share begin accruing on, and are cumulative from, the date of issuance and regardless of whether our Board declares and pays such dividends. Dividends on shares of our Series C Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

27

Liquidation Preference. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series C Preferred Stock are entitled to receive, before any payment or distribution is made to the holders of our Common Stock or Series B Preferred Stock and on a junior basis with holders of our Series A Preferred Stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon (whether or not declared).

Company Call Option. We may redeem the shares of Series C Preferred Stock, in whole or in part at any time after the fifth anniversary of the initial closing of this Offering and continuing indefinitely thereafter, at our option, for cash, at $11.25 per share of Series C Preferred Stock, plus any accrued and unpaid dividends.

Stockholder Put Option. Once per calendar quarter beginning any time after the fifth-year anniversary of date of issuance, a Holder of record of shares of Series C Preferred Stock may elect to cause us to redeem all or any portion of their shares of Series C Preferred Stock for an amount equal to $11.25 per share plus any accrued and unpaid dividends, which amount may be settled by delivery of cash or shares of Common Stock, at the option of the holder. If the holder elects settlement in shares of Common Stock, we will deliver such number of shares of Common Stock equal to $11.25 per share of Series C Preferred Stock to be redeemed plus any accrued and unpaid dividends corresponding to the redeemed shares, divided by $2.25 per share (subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Company’s capitalization occurring after the date of this Certificate), with any fraction rounded up to the next whole share of Common Stock. A holder making such election shall provide written notice thereof to us specifying the name and address of the holder, the number of shares to be redeemed and whether settlement shall be in cash or shares of Common Stock. We shall redeem the specified shares of Series C Preferred Stock for shares of Common Stock no later than ten (10) days, or for cash no later than 365 days, following receipt of such notice.

Restrictions on Redemption and Repurchase. We are not be obligated to redeem or repurchase shares of Series C Preferred Stock if we are restricted by applicable law or our articles of incorporation from making such redemption or repurchase or to the extent any such redemption or repurchase would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we have no obligation to redeem shares in connection with a redemption request made by a holder if we determine, as of the redemption date, that we do not have sufficient funds available to fund that redemption. In this regard, we will have complete discretion under the certificate of designation for the Series C Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. Redemptions will be limited to five percent (5%) of the total outstanding Shares per quarter. To the extent we are unable to complete redemptions we may have earlier agreed to make, we will complete those redemptions promptly after we become able to do so, with all such deferred redemptions being satisfied on a first come, first served, basis.

Voting Rights. The Series C Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). We may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series C Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series C Preferred Stock, voting together as a class.

Further Issuances. We will not be required to redeem shares of our Series C Preferred Stock at any time except as otherwise described above under the captions “Company Call Option” and “Stockholder Put Option.” Accordingly, the shares of our Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series C Preferred Stock exercises their put right. The shares of Series C Preferred Stock will not be subject to any sinking fund.

28

Conversion at Option of Holder. Each share of Series C Preferred Stock shall be convertible into shares of Common Stock at a price per share of $1.50 (1 share of Series C Preferred Stock converts into 5 shares of Common Stock), at the option of the holder thereof, at any time following the issuance date of such share of Series C Preferred Stock and on or prior to the fifth (5th) day prior to a redemption date, if any, as may have been fixed in any redemption notice with respect to the shares of Series C Preferred Stock, at our office or any transfer agent for such stock. The conversion price ($1.50) shall not be adjusted for stock splits, stock dividends, recapitalizations or similar events.

Forced Conversion – If the closing price of the Company’s Common Stock during any ten consecutive trading day period has been at or above $2.25 per share (as adjusted for stock splits, stock dividends recapitalizations and similar events), then the Company shall have the right to require the holder of the Series C Preferred Stock to convert all, or any portion of, the shares of Series C Preferred Stock held by such holder for shares of Common Stock. If the Company elects to cause a forced conversion of the shares of Series C Preferred Stock then it must simultaneously take the same action with respect to all of the other shares of Series C Preferred Stock then outstanding on a pro rata basis.

Registration of Underlying Shares of Common Stock. In our Regulation A offering we are registering with the Commission up to 13,333,330 shares of Common Stock underlying the Series C Preferred Stock.

As of April 9, 2026, the were no issued and outstanding shares of Series C Preferred Stock.

Series D Preferred Stock

On May 10, 2024, the Company’s board of directors approved the designation of a new Series D Convertible Preferred Stock (the “Series D Designation”). The rights, preferences, restrictions and other matters relating to the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) are described in greater detail below.

The Series D Designation was filed by the Company with the Secretary of State of Nevada on May 10, 2024 and amended on September 24, 2025, and designated 3,000,000 shares of Series D Preferred Stock, $0.001 par value per share. The Series D Preferred Stock has the following rights:

Stated Value. Each share of Series D Preferred Stock has an initial stated value of $7.50, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Series D Preferred Stock.

Conversion at Option of Holder. Each share of Series D Preferred Stock shall be convertible into shares of Common Stock at a fixed price per share of $1.50 (1 share of Series D Preferred Stock converts into 5 shares of Common Stock), at the option of the holder thereof, at any time following the issuance date of such share of Series D Preferred Stock at the Registrant’s office or any transfer agent for such stock. The conversion price ($1.50) shall not be adjusted for stock splits, stock dividends, recapitalizations or similar events.

Forced Conversion – If the closing price of the Registrant’s Common Stock during any ten consecutive trading day period has been at or above $2.25 per share (as adjusted for stock splits, stock dividends recapitalizations and similar events), then the Registrant shall have the right to require the holder of the Series D Preferred Stock to convert all, or any portion of, the shares of Series D Preferred Stock held by such holder for shares of Common Stock. If the Registrant elects to cause a forced conversion of the shares of Series D Preferred Stock then it must simultaneously take the same action with respect to all of the other shares of Series D Preferred Stock then outstanding on a pro rata basis.

Voting Rights. The Series D Preferred Stock has no voting rights relative to matters submitted to a vote of the Registrant’s stockholders (other than as required by law). The Registrant may not amend its articles of incorporation or the Series D Designation (whether by merger, consolidation, or otherwise) to materially and adversely change the rights, preferences or voting power of the Series D Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of the Registrant’s outstanding shares of Series D Preferred Stock, voting together as a class.

As of April 9, 2026, the issued and outstanding shares of Series D Preferred Stock was 767,340.

29

Series E Preferred Stock

The Series E Designation was filed by the Company with the Secretary of State of Nevada on August 22, 2025 and amended and restated on March 28, 2026, and designated 10,000 shares of Series E Preferred Stock, $0.001 par value per share. Each share of Series E Preferred Stock shall have an initial stated value of $1,000.00. The Series E Preferred Stock has the following rights:

Ranking. Except to the extent that the holders of at least a majority of the outstanding Series E Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below), all shares of capital stock of the Corporation shall be junior in rank to all Series E Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be qualified by the rights, powers, preferences and privileges of the Series E Stock. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, and with each share of Series E Stock having one vote on such matter, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series E Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), or (ii) of pari passu rank to the Series E Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”). In the event of the merger or consolidation of the Corporation with or into another corporation wherein the Corporation is the surviving entity, the shares of Series E Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall provide for a result inconsistent therewith, subject to the other terms and conditions herein.

Preferred Return.

(a) Each share of Series E Stock shall accrue a rate of return on the Stated Value at the rate of 10% per year, compounded daily to the extent not paid as set forth herein, and to be determined pro rata for any fractional year periods (the “Preferred Return”). The Preferred Return shall accrue on each share of Series E Stock from the date of its issuance, and shall be payable or otherwise settled as set forth herein.

(b) Accrued and unpaid Preferred Return shall be cumulative and shall remain payable in cash or additional shares of Series E Stock, in each case at the Corporation’s election. Failure to pay Preferred Return on any quarterly date shall not give any holder the right to require redemption, repurchase or other settlement of the Series E Stock.

(c) In the event that the Corporation elects to pay any Preferred Return via the issuance of shares of Series E Stock, no fractional shares of Series E Stock shall be issued, and the Corporation shall round the number of shares of Series E Stock to be issued to the nearest whole share.

Voluntary Liquidation, Dissolution or Winding Up. In the event of any voluntary liquidation, dissolution or winding up of the Corporation, each share of Series E Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of Common Stock or any other class or series of capital stock junior to the Series E Stock with respect to liquidation, an amount per share equal to the Stated Value then in effect plus any accrued but unpaid Preferred Return (the “Series E Preferred Liquidation Amount”). If upon any such voluntary liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay in full the Series E Preferred Liquidation Amount, the Series E Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them if all amounts payable thereon were paid in full. Following payment of the Series E Preferred Liquidation Amount, the Series E Stock shall not participate in any further distributions. For the avoidance of doubt, no merger, consolidation, recapitalization, Fundamental Transaction, sale or disposition of assets, change of control, reverse split, delisting, covenant breach, insolvency event or similar transaction or occurrence shall constitute a liquidation, dissolution or winding up of the Corporation or otherwise entitle any Series E Holder to require the redemption, repurchase or other settlement of any shares of Series E Stock.

No Conversions. The Series E Stock shall not be convertible into shares of Common Stock or into any other class or series of stock of the Corporation.

30

Corporation Optional Redemption.

(a) Subject to the terms and conditions herein, at any time the Corporation may elect, in the sole discretion of the Board, to redeem all or any portion of the Series E Stock then issued and outstanding from all of the Series E Holders (a “Corporation Optional Redemption”) by paying to the applicable Series E Holders an amount in cash equal to the Series E Preferred Liquidation Amount then applicable to such shares of Series E Stock being redeemed in the Corporation Optional Redemption (the “Redemption Price”). Redemption of the Series E Stock shall at all times remain solely at the election of the Corporation, and no Series E Holder shall have any right to require, accelerate or condition any redemption, repurchase or other settlement of the Series E Stock.

(b) The Corporation shall provide written notice of any Corporation Optional Redemption to the applicable Series E Holder(s) within five (5) Business Days following the determination of the Board to consummate the applicable Corporation Optional Redemption, and thereafter such Corporation Optional Redemption shall be completed within five days following the delivery of such notice, and at such time the Corporation shall deliver to the applicable Series E Holder(s) the Redemption Price in valid funds. Each applicable Series E Holder agrees to execute and deliver to the Corporation such instruments and documents, and to take such actions, as reasonably required to consummate the Corporation Optional Redemption. Failure of any Series E Holder to execute any instrument or deliver any certificate shall not delay or prevent a Corporation Optional Redemption.

Dividends and Distributions. The Series E Stock shall not participate in any dividends, distributions or payments to the holders of the Common Stock.

Vote; Amendment.

(a) Other than as set forth in Section 10(b), the Series E Stock shall not have any voting rights and shall not vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote.

(b) The Corporation may not, and shall not, amend or repeal this Certificate of Designations without the prior written consent of Series E Holders holding a majority of the Series E Stock then issued and outstanding, in which vote each share of Series E Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series E Holders, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Covenants. Until such time as no shares of Series E Stock remain outstanding, the Corporation will at all times comply with the following covenants:

(a) The Corporation will use its best efforts to timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Corporation, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(b) Reserved.

(c) After six (6) months from the Initial Issuance Date, the Corporation will not have the right to repay any outstanding indebtedness owed to any Series E Holder or its Affiliates.

(d) The Corporation will not increase the authorized shares of Common Stock or Preferred Stock without the prior written consent of the Required Holders, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(e) Reserved.

(f) The Corporation will not make any Restricted Issuance without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(g) The Corporation shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Corporation (a) from entering into a variable rate transaction with any Series E Holder or any Affiliate of any Series E Holder, or (b) from issuing Common Stock, Preferred Stock, warrants, convertible notes, other debt securities, or any other of the Corporation’s securities to any Series E Holder or any Affiliate of any Series E Holder without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(h) The Corporation will not pledge or grant a security interest in any of its or its subsidiaries’ assets without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion, other than those security interests in effect for the benefit of the Series E Holders.

31

(i) The Corporation will not dispose of any its or its subsidiaries’ assets or operations that are material to the Corporation’s or its subsidiaries’ operations without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(j) Except in connection with satisfaction of a Nasdaq deficiency notice, the Corporation will not, and will not enter into any agreement or commitment to, undertake or complete any reverse split of the Common Stock or any class of Preferred Stock without the Required Holders’ prior written consent, which consent may be granted on withheld in the Required Holders’ sole and absolute discretion.

(k) The Corporation will not create, authorize, or issue any class of Preferred Stock (including additional issuances of Series E Stock, other than as set forth herein) without the Required Holders’ prior written consent, which consent may be granted or withheld in the Required Holders’ sole and absolute discretion.

(l) The Corporation will not consummate a Fundamental Transaction or enter into an agreement to consummate a Fundamental Transaction without the Required Holders’ prior written consent, which consent may be granted on withheld in the Required Holders’ sole and absolute discretion.

(m) For the avoidance of doubt, no breach of any covenant in this Section 11 shall constitute a redemption event or give any Series E Holder any right to require the Corporation to redeem, repurchase or otherwise settle any shares of Series E Stock in cash or other assets.

Remedies; No Holder Redemption.

(a) If the Corporation breaches any covenant, obligation or agreement in this Certificate of Designations, the Required Holders may deliver written notice specifying the breach and, if such breach is reasonably capable of cure, the Corporation shall have five (5) Business Days to cure.

(b) Upon the occurrence and during the continuance of an uncured breach, the Series E Holders may pursue only such remedies as are available at law or in equity to enforce the specific provision breached, including damages, specific performance and injunctive relief.

(c) Notwithstanding anything herein to the contrary, no breach, Event of Default, covenant default, bankruptcy event, change of control, Fundamental Transaction, delisting, reverse split, financing, asset sale or similar event shall give any Series E Holder any right to require the Corporation to redeem, repurchase, acquire or otherwise settle any share of Series E Stock in cash or other assets.

(d) Without limiting clause (c), no remedy available to the Series E Holders shall include the right to prohibit or condition any issuance of securities on the prior or simultaneous redemption of the Series E Stock.

(e) Redemption of the Series E Stock shall at all times remain solely at the option of the Corporation pursuant to Section 8.

As of April 9, 2026, the issued and outstanding shares of Series E Preferred Stock was 1,582.

32

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

33

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our common stock by non-U.S. holders (as defined below). This summary deals only with common stock held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) and does not discuss all of the U.S. federal income tax considerations applicable to a non-U.S. holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to: a dealer in securities or currencies; a broker-dealer; a financial institution; a qualified retirement plan, individual retirement plan, or other tax-deferred account; a regulated investment company; a real estate investment trust; a tax-exempt organization; an insurance company; a person holding common stock as part of a hedging, integrated, conversion, or straddle transaction or a person deemed to sell common stock under the constructive sale provisions of the Code; a trader in securities that has elected the mark-to-market method of tax accounting; an accrual method taxpayer subject to special tax accounting rules under Section 451(b) of the Code; an entity that is treated as a partnership for U.S. federal income tax purposes (or an investor therein); a person that received such common stock in connection with services provided, including upon the exercise of an option; a corporation that accumulates earnings to avoid U.S. federal income tax; a corporation organized outside the United States, any state thereof or the District of Columbia that is nonetheless treated as a U.S. corporation for U.S. federal income tax purposes; a person that is not a non-U.S. holder; a “controlled foreign corporation;” a “passive foreign investment company;” or a U.S. expatriate.

This summary is based upon provisions of the Code, its legislative history, applicable U.S. Treasury regulations promulgated thereunder, published rulings, and judicial decisions, all as in effect as of the date hereof. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Those authorities may be repealed, revoked, or modified, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances, and does not address the Medicare tax imposed on certain investment income or any state, local, foreign, gift, estate, or alternative minimum tax considerations.

For purposes of this discussion, a “U.S. holder” is a beneficial holder of common stock that is for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes regardless of its place of organization or formation. If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock is urged to consult its tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

34

Distributions on Our Common Stock

Distributions with respect to common stock, if any, generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the holder’s tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under “-Disposition of Our Common Stock” below.

Distributions treated as dividends that are paid to a non-U.S. holder, if any, with respect to shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, subject to the discussion below regarding foreign accounts. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. Such holder’s agent will then be required to provide certification to us or our paying agent.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of a reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty and does not timely file the required certification, it may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain from a sale, exchange or other disposition of our stock unless: (a) that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for our common stock, and certain other requirements are met. Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as: (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (x) the five-year period preceding the disposition, or (y) the holder’s holding period, and (2) our common stock is regularly traded on an established securities market. Although Nasdaq qualifies as an established securities market, there can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our common stock exceeds five percent, you will be taxed on such disposition generally in the manner applicable to U.S. persons and in addition, a purchaser of your common stock may be required to withhold tax with respect to that obligation.

35

If a non-U.S. holder is described in clause (a) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. If the non-U.S. holder is an individual described in clause (b) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding Tax

We report to our non-U.S. holders and the IRS certain information with respect to any dividends we pay on our common stock, including the amount of dividends paid during each fiscal year, the name and address of the recipient, and the amount, if any, of tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or withholding was reduced by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently, 24%). Backup withholding, however, generally will not apply to distributions on our common stock to a non-U.S. holder, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Backup withholding is not an additional tax but merely an advance payment, which may be credited against the tax liability of persons subject to backup withholding or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Accounts

Certain withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under these rules) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. A 30% withholding tax may apply to “withholdable payments” if they are paid to a foreign financial institution or to a non-financial foreign entity, unless (a) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied, or (b) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payment” generally means any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible withholding under these rules on the gross proceeds from any sale or other disposition of our common stock, previously scheduled to apply beginning January 1, 2022. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or comply with comparable requirements under an applicable inter-governmental agreement between the United States and the foreign financial institution’s home jurisdiction. If an investor does not provide the information necessary to comply with these rules, it is possible that distributions to such investor that are attributable to withholdable payments, such as dividends, will be subject to the 30% withholding tax. Holders should consult their own tax advisers regarding the implications of these rules for their investment in our common stock.

36

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by DeMint Law, PLLC, Las Vegas, Nevada.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, voting trustee, director, officer, or employee.

DeMint Law, PLLC, counsel to the Company in connection with this registration statement, owns 9,800 shares of the Company’s Series D Convertible Preferred Stock, which is convertible into 49,000 shares of common stock, and 9,000 shares of the Company’s common stock issued as partial payment for legal services rendered to the Company.

EXPERTS

The consolidated financial statements of American Rebel Holdings, Inc. (the Company) as of December 31, 2024 and 2025 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

37

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC (File No. 001-41267):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January 13, 2026, January 22, 2026, January 29, 2026, February 5, 2026, February 10, 2026, February 11, 2026, February 19, 2026, March 6, 2026, March 17, 2026, March 23, 2026, and March 27, 2026 (in each case, except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 4, 2022.

●	Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

American Rebel Holdings, Inc.

Attn: Investor Relations

218 3rd Avenue North, #400

Nashville, Tennessee 37201

(833) 267-3235

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

38

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public at the Commission’s website at www.sec.gov and on our website at https://americanrebelholdings.com/investor-relations/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You may inspect a copy of the registration statement through the Commission’s website, as provided herein.

39

12,188,075 Shares of Common Stock

American Rebel Holdings, Inc.

PROSPECTUS

__________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Filing Fee (*)	$21,862
Accounting Fees and Expenses (**)	$20,000
Legal Fees and Expenses (**)	$50,000
Total	$91,862

* Previously paid.

** Estimated expenses.

Item 14. Indemnification of Directors and Officers

Our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The foregoing discussion of our Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

On June 27, 2023, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $2,993,850.63 of securities, consisting of (i) shares of common stock, (ii) prefunded warrants that were exercisable into shares of common stock, and (iii) immediately exercisable warrants to purchase shares of common stock that will expire five years from the date of issuance.

In connection with the Company’s June 27, 2023 1-for-25 reverse split and the round lot rounding associated therewith, approximately 2 new shares of common stock were issued.

On July 1, 2023, we authorized the issuance of approximately 3 shares of common stock to our independent board members for past services through June 30, 2023.

On August 21, 2023, certain Prefunded Warrants were exercised for shares of common stock were issued for a total payment of $2,450,000.

On September 8, 2023, holders of certain existing warrants exercised such warrants by paying $3,287,555.70 for shares of the Company’s common stock at a reduced exercise price for consideration for the Company’s agreement to issue two new common stock purchase warrants to purchase, in the aggregate, additional shares of the Company’s common stock.

On September 8, 2023, additional Prefunded Warrants were exercised for shares of common stock were issued for a total payment of $3,700,000.

On November 20, 2023, the Company issued Corey Lambrecht, its appointed chief operating officer, 25,000 shares of Series A - Super Voting Convertible Preferred Stock, under the terms of his employment agreement.

On December 30, 2023, we authorized the issuance of shares of common stock to Mr. Ross, our Chief Executive Officer, and shares of common stock to Mr. Grau, our President, under the 2021 LTIP.

On August 5, 2024, the Company entered into a Securities Exchange Agreement No. 1 and Securities Exchange Agreement No. 2 with an accredited investor. Pursuant to the Securities Exchange Agreement No. 1, the Registrant and the investor exchanged a portion of the previously entered Revenue Agreement No. 1 for 10,010 shares of Series D Convertible Preferred Stock. In addition, pursuant to the Securities Exchange Agreement No. 2, the Registrant and the investor exchanged a portion of the previously entered Revenue Agreement No. 2 for 12,134 shares of Series D Convertible Preferred Stock.

On September 4, 2024, the Company issued 6,600 shares of the Company’s Series D Convertible Preferred Stock, to a lender pursuant to the terms of a conversion agreement.

On September 19, 2024, the Company authorized the issuance of shares of common stock, valued at $15,079.68, to a vendor pursuant to the terms of a settlement agreement.

On September 27, 2024, the Company authorized the issuance of shares of common stock, valued at $3,225,600, to a consultant pursuant to the terms of a consulting agreement.

II-2

On October 1, 2024, the Company issued 53,334 shares of Series D Convertible Preferred stock, valued at $7.50 per share, to a lender pursuant to the terms of a settlement agreement.

On October 1, 2024, the Company sold 31,500 shares of Series D Convertible Preferred Stock, for $7.50 per share for total proceeds to the Company of $236,250, to two accredited investors.

On October 2, 2024, the Company effectuated a 1-for-9 reverse stock split.

On October 23, 2024, the Company issued shares of common stock, valued at $156,750, and a three-year Prefunded warrant to purchase shares of common stock at $5.00 per share, valued at $1,333,010 to the Investor pursuant to the terms of a securities exchange agreement.

On October 14, 2024, the Company issued shares of common stock upon conversion of Series D Convertible Preferred Stock to an accredited investor.

On October 30, 2024, the Company entered into a $420,000 Note with a third-party Lender. In addition to the Note, the Company issued the Lender a five-year common stock purchase warrant to purchase up to 145 shares of Common Stock at $2,910 per share. The Company granted piggyback registration rights to the Lender on the shares of common stock underlying the warrant and the shares of common stock potentially issuable upon default of the Note. On December 31, 2024, the Company and Lender entered into an amendment to the Note, which included a provision to reduce the exercise price of the warrant to $1,750 per share.

On November 1, 2024, the Company authorized the issuance of shares of common stock to an accredited investor upon the partial exercise of a prefunded warrant on a cashless basis.

On November 7, 2024, the Company authorized the issuance of shares of common stock to an accredited investor upon the partial exercise of a prefunded warrant on a cashless basis.

On November 11, 2024, the Company exchanged $150,469.11 of an assigned note portion for shares of the Company’s common stock as a 3(a)(9) exchange.

On November 11, 2024, the Company entered into a $400,000 twelve-month promissory note with an accredited investor. An original issue discount of $80,000 was applied on the issuance date and was paid through the issuance of shares of the Company’s common stock, resulting in net loan proceeds to the Company of $320,000.

On November 11, 2024, the Company authorized the issuance of shares of common stock to Charles A. Ross, Jr., the Company’s CEO and Chairman, upon the conversion of shares of Series A Convertible Preferred Stock.

On December 13, 2024, the Company entered into a three-month promissory note with an accredited investor in the principal amount of $213,715. An original issue discount of $63,715 was applied on the issuance date and was paid through the issuance of shares of the Company’s common stock, resulting in net loan proceeds to the Company of $150,000.

On December 29, 2024, the Company authorized the issuance of shares of common stock to Corey Lambrecht, the Company’s COO and a director, upon the conversion of shares of Series A Convertible Preferred Stock.

On December 26, 2024, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Silverback Capital Corporation (“SCC”) to settle outstanding claims owed to SCC. Pursuant to the Settlement Agreement, SCC has agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling $1,843,595.18 (the “Payables”) and will exchange such Payables for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at 75% of the average of the three lowest traded prices during the five trading day period prior to a share request, which is subject to a floor price. On January 15, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $99,645, plus shares of Common Stock as a settlement fee.

On January 10, 2025, the Company authorized the issuance of 15,613 (Note 1) and 3,123 (Note 2) shares of the Company’s Series D Convertible Preferred Stock to the Lenders pursuant to certain OID Notes.

On January 10, 2025, the Company authorized the issuance of shares of common stock to a consultant pursuant to the terms of an amendment to a current consulting agreement.

II-3

On January 13, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $99,750.

On January 14, 2025, the Company authorized the issuance of 43,335 shares of Series D Convertible Preferred Stock to seven service providers to the Company and its subsidiaries.

On January 15, 2025, SCC requested the issuance of 207 shares of Common Stock to SCC, representing a payment of approximately $147,487.50.

On January 24, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $133,200.

On February 3, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $99,187.50

On February 10, 2025, the Company authorized the issuance of shares of common stock to an accredited investor upon the conversion of shares of Series D Convertible Preferred Stock.

On February 10, 2025, the Company authorized the issuance of shares of common stock, valued at $75,000, to a lender for a fee related to a financing agreement.

On February 10, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $92,772.

On February 10, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On February 11, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On February 12, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On February 14, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On February 18, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $92,081.25.

On February 18, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On February 20, 2025, the Company authorized the issuance of shares of common stock pursuant to an amendment to a purchase and exchange agreement.

On February 21, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On February 24, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $40,068.00

On February 25, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $65,193.75.

On February 25, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On February 26, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On February 27, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $63,855.00.

On February 27, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a second closing notice for the exchange of $55,000 of assigned note portion for shares of the Company’s common stock.

On March 4, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $63,750.00.

On March 4, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a third closing notice for the exchange of $52,712.25 of assigned note portion for shares of the Company’s common stock.

On March 5, 2025, the Company authorized the issuance of shares of common stock to an accredited investor upon the conversion of $64,950 due under a promissory note dated September 4, 2024.

On March 5, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a fourth closing notice for the exchange of $55,000 of assigned note portion for shares of the Company’s common stock.

On March 6, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $47,655.

On March 6, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On March 7, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $48,978.75.

On March 10, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $43,335.20.

II-4

On March 10, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a fifth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 12, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $63,006.57.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a sixth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a seventh closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a eighth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a ninth closing notice for the exchange of $65,000 of assigned note portion for shares of the Company’s common stock.

On March 12, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On March 13, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a tenth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 13, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $47,818.10.

On March 14, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $46,558.25.

On March 17, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $48,457.60.

On March 17, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company an eleventh closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 18, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $49,971.90.

On March 18, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On March 18, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twelfth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 19, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a thirteenth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock. On the same day, the Purchaser sent the Company a fourteenth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock.

On March 19, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $51,486.20.

On March 20, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $42,605.50.

II-5

On March 21, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $59,400.

On March 24, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $45,219.06.

On March 24, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a fifteenth closing notice for the exchange of $35,000 of assigned note portion for shares of the Company’s common stock. On the same day, the Purchaser sent the Company a sixteenth closing notice for the exchange of $35,000 of assigned note portion for shares of the Company’s common stock.

On March 25, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $45,240.

On March 25, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On March 26, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $45,750.

On March 26, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a seventeenth closing notice for the exchange of $35,000 of assigned note portion for shares of the Company’s common stock. On the same day, the Purchaser sent the Company a eighteenth closing notice for the exchange of $35,000 of assigned note portion for shares of the Company’s common stock. On the same day, the Purchaser sent the Company a nineteenth closing notice for the exchange of $35,000 of assigned note portion for shares of the Company’s common stock.

On March 27, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $48,433.80.

On March 28, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twentieth closing notice for the exchange of $35,000 of assigned note portion for shares of the Company’s common stock.

On March 31, 2025, the Company effectuated a 1-for-25 reverse stock split. In connection therewith, the Company issued shares of common stock pursuant to round lot rounding associated with the reverse stock split.

On March 31, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-first closing notice for the exchange of $25,000 of assigned note portion for shares of the Company’s common stock. On the same day, the Purchaser sent the Company a twenty-second closing notice for the exchange of $20,000 of assigned note portion for shares of the Company’s common stock.

On April 2, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $28,050.

On April 2, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $28,875.

On April 2, 2025, the Company authorized the issuance of shares of common stock to an accredited investor upon the conversion of shares of Series D Convertible Preferred Stock.

On April 2, 2025, the Company entered into a second Settlement Agreement and Stipulation (the “ Second Settlement Agreement”) with SCC to settle outstanding claims owed to SCC. Pursuant to the Settlement Agreement, SCC has agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling $4,690,773.09 (the “Payables”) and will exchange such Payables for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at 75% of the average of the three lowest traded prices during the five trading day period prior to a share request, which is subject to a floor price of $58.40. The Company agreed to issue SCC shares of Common Stock as a settlement fee.

On April 3, 2025, SCC requested the issuance of 1 shares of Common Stock to SCC, representing a payment of approximately $29,700.

On April 4, 2025, SCC requested the issuance of shares of Common Stock to SCC, representing a payment of approximately $26,363.70.

On April 4, 2025, the Company authorized the issuance of shares of common stock to an accredited investor upon the conversion of shares of Series D Convertible Preferred Stock.

II-6

On April 4, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-third closing notice for the exchange of $72,500 of assigned note portion for shares of the Company’s common stock. The shares under this request were never issued and on April 9, 2025, the Purchaser sent the Company a revised twenty-third closing notice for the exchange of $99,000 of assigned note portion for shares of the Company’s common stock.

On April 4, 2025, the Company entered into a conversion agreement with a current noteholder, whereby the noteholder agreed to convert all $617,100 of the principal amount owed under its OID Note dated January 10, 2025 into 4,114 shares of Series D Convertible Preferred Stock.

On April 4, 2025, the Company entered into definitive agreements for the purchase and sale of an aggregate of shares of common stock (or Prefunded warrant in lieu thereof), series A warrants to purchase up to shares of common stock and short-term series B warrants to purchase up to shares of common stock at a purchase price of $69 per share of common stock (or per Prefunded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules. The series A warrants and the short-term series B warrants will have an exercise price of $59 per share and will be exercisable immediately upon issuance. The series A warrants will expire five years from the date of issuance and the short-term series B warrants will expire eighteen months from the date issuance. The private placement closed on April 8, 2025.

On April 7 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-fourth closing notice for the exchange of $60,000 of assigned note portion for shares of the Company’s common stock. The shares under this request were never issued and on April 9, 2025, the Purchaser sent the Company a revised twenty-fourth closing notice for the exchange of $50,000 of assigned note portion for shares of the Company’s common stock. On April 10, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-fifth closing notice for the exchange of $66,022.56 of assigned note portion for shares of the Company’s common stock. On the same day, the Purchaser sent the Company a twenty-sixth closing notice for the exchange of $26,191.62 of assigned note portion for shares of the Company’s common stock.

On April 7, 2025, the Company authorized the issuance of shares of common stock to an accredited investor upon the conversion of shares of Series D Convertible Preferred Stock.

On April 8, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 9, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 9, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 10, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 10, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 10, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 10, 2025, the Company authorized the issuance of shares of common stock to an accredited investor upon the conversion of shares of Series D Convertible Preferred Stock.

II-7

On April 11, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 13, 2025, the Company received a conversion notice from a current noteholder, whereby the noteholder converted all $107,500 of the amount owed under its OID Note dated January 10, 2025 into shares of Series D Convertible Preferred Stock.

On April 14, 2025, the Company authorized the issuance of shares of common stock, valued at $460,015.20, to a financier pursuant to the terms of a settlement and conversion agreement.

On April 14, 2025, the Company authorized the issuance of shares of common stock, valued at $405,108, to a lender pursuant to the terms of a settlement and conversion agreement.

On April 14, 2025, Coventry Enterprises converted a portion of their debt into shares of common stock.

On April 15, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $105,651, plus shares of Common Stock as a settlement fee.

On April 16, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $406,014.75.

On April 23, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $277,400.

On April 24, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $584,000.

On April 24, 2025, SCC requested the second issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a second payment of approximately $584,000.

On April 25, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $642,400.

On April 28, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $700,800.

On May 6, 2025, SCC requested the issuance of shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $715,400.

On May 6, 2025, 1800 Diagonal Lending converted a portion of their debt into shares of common stock.

On May 30, 2025, a lender, pursuant to an OID Note dated November 11, 2024, converted $131,910 of the OID Note into shares of the Company’s common stock. Further, on June 3, 3025, the lender converted the remaining $214,487.26 balance of the OID Note, including interest, into shares of the Company’s common stock.

On June 30, 2025, a lender, pursuant to an OID Note dated December 13, 2024, converted $12,317.97 of interest owed on the OID Note into shares of the Company’s common stock. Further, on July 9, 2025, the lender converted the remaining $150,554.76 balance of the OID Note, including interest, into shares of the Company’s common stock.

On July 12, 2025, a holder of shares of Series D Preferred Stock converted such shares into shares of common stock.

Effective August 1, 2025, the Company entered into a 5-month strategic advisory agreement, pursuant to which the Company issued the advisor 4,000 shares of Series D Convertible Preferred Stock valued at $30,000.

II-8

On August 1, 2025, the Company authorized the issuance of shares of common stock to Corey Lambrecht, the Company’s President/COO and a director, upon the conversion of shares of Series A Convertible Preferred Stock.

On August 1, 2025, the Company authorized the issuance of shares of common stock to Charles A. Ross, Jr., the Company’s CEO and chairman, upon the conversion of shares of Series A Convertible Preferred Stock.

On August 11, 2025, a holder of shares of Series D Preferred Stock converted such shares into shares of common stock.

On August 11, 2025, a holder of 10,000 shares of Series D Preferred Stock converted such shares into shares of common stock.

Between August 13 and August 21, 2025, the Company issued ares of common stock to a lender in connection with the conversion of a promissory note originally entered into on February 10, 2025.

On August 18, 2025, the Company authorized the issuance of the shares of common stock and shares of common stock underlying Prefunded Warrants.

On August 19, 2025, the Company issued 25,000 shares of Series D Convertible Preferred Stock to a strategic advisor for services to be rendered pursuant to a strategic advisory agreement for the period from August 18, 2025 through June 30, 2027.

On August 22, 2025, the Company authorized the issuance of 2,000 shares of Series E Preferred Stock in exchange for a note purchase agreement.

On September 3, 2025, the Company authorized the issuance of 6,667 shares of Series D Convertible Preferred Stock to Eventus Advisory Group LLC for accrued fees of $50,000 and 20,000 shares of Series D Convertible Preferred Stock to DeMint Law, PLLC for accrued fees of $150,000.

On September 4, 2025, the Company issued shares of common stock to FMW Media Services pursuant to the terms of a Consulting Services Agreement dated August 28, 2025.

Between September 5 and September 10, 2025, the Company issued shares of common stock to a lender in connection with the conversion of a promissory note originally entered into on March 3, 2025.

On September 7, 2025, the Company authorized the issuance of 24,000 shares of Series D Convertible Preferred Stock to MZ Digital, LLC for accrued fees of $150,000 and 4,000 shares of Series D Convertible Preferred Stock for an invoice dated July 23, 2025.

On September 8, 2025, the Company received a subscription agreement for the purchase of 40,000 shares of Series D Convertible Preferred Stock at $7.50 per share to an accredited investor for cash consideration of $300,000.

On September 10, 2025, the Company issued a lender a two year warrant to purchase up to 225,000 shares of Series D Convertible Preferred Stock at $7.50 per share.

On September 15, 2025, the Company issued 280,000 shares of Series D Convertible Preferred Stock for the purchase of 30% of the outstanding membership interests in a private limited liability company and 18,800 shares of Series D Convertible Preferred Stock for the commitment fee to the seller.

On September 16, 2025, the Company issued 12,000 shares of Series D Convertible Preferred Stock, valued at $90,000, to Carter, Terry & Company Inc. (“Carter Terry”) for partial payment of commissions owed on a recent financing completed by the Company. The Company agreed to register the shares of common stock underlying conversion of the Series D Preferred Shares within thirty (30) calendar days. At any time prior to the registration of the Series D Preferred Shares, the Company may elect, in its sole discretion, to satisfy the $90,000 fee obligation in cash, payable directly to Carter Terry.

On September 25, 2025, the Company authorized the issuance of shares of common stock to Charles A. Ross, Jr., the Company’s Chairman and CEO, upon the conversion of shares of Series A Convertible Preferred Stock.

On September 25, 2025, the Company authorized the issuance of shares of common stock to Corey Lambrecht, the Company’s President, COO and a director, upon the conversion of shares of Series A Convertible Preferred Stock.

On September 30, 2025, the Company authorized the issuance of the 200,000 shares of Series D Convertible Preferred Stock to RAEK Data, LLC for the acquisition of membership interests valued at $1,500,000.

On September 30, 2025, the Company authorized the issuance of 20,000 shares of Series D Convertible Preferred Stock to DeMint Law, PLLC for accrued fees in the amount of $150,000.

On September 30, 2025, the Company received two subscription agreements for the purchase of 70,000 shares of Series D Convertible Preferred Stock at $7.50 per share to two accredited investors for cash consideration of $525,000.

On October 1, 2025, the Company issued 42,667 shares of Series D Convertible Preferred Stock to Tony Stewart Racing Nitro, LLC, valued at $320,002.50, pursuant to a Sponsorship Agreement.

On October 2, 2025, the Company authorized the issuance of 100,000 shares of Series D Convertible Preferred Stock for $750,000 pursuant to a securities purchase agreement.

On October 2, 2025, the Company received subscription agreements for the purchase of 35,000 shares of Series D Convertible Preferred Stock at $7.50 per share to six accredited investors for cash consideration of $262,500.

On October 3, 2025, the Company effectuated a 1-for-20 reverse stock split. On October 3, 2025, in connection with the round lot share rounding associated with the reverse stock split, the Company issued 2,502 shares of common stock to twenty stockholders of record effected by the rounding. On October 14, 2025, in connection with the round lot share rounding associated with the reverse stock split, the Company issued 4,053,452 shares of common stock to CEDE & Co. for distribution to stockholders effected by the rounding.

II-9

On October 3, 2025, a holder of 5,000 shares of Series D Convertible Preferred Stock converted such shares into 25,000 shares of common stock. On October 6, 2025, the same holder converted an additional 1,000 shares of Series D Convertible Preferred Stock into 5,000 shares of common stock.

On October 9, 2025, 1800 Diagonal Lending converted a portion of their debt into 25,005 shares of common stock.

On October 10, 2025, a holder of 5,000 shares of Series D Convertible Preferred Stock converted such shares into 25,000 shares of common stock.

On October 13, 2025, 1800 Diagonal Lending converted a portion of their debt into 26,817 shares of common stock.

On October 22, 2025, a holder of 12,500 shares of Series D Convertible Preferred Stock converted such shares into 62,500 shares of common stock.

On October 24, 2025, a holder of 5,000 shares of Series D Convertible Preferred Stock converted such shares into 25,000 shares of common stock. On October 28, 2025, the same holder converted an additional 5,000 shares of Series D Convertible Preferred Stock into 25,000 shares of common stock.

On November 6, 2025, SCC requested the issuance of 180,754 shares of Common Stock to SCC, representing a payment of approximately $180,754.

On November 6, 2025, SCC requested the issuance of 5,299 shares of Common Stock to SCC, representing a payment of approximately $5,299 and 75,000 shares of Common Stock as settlement shares in connection with the agreement with SCC.

On December 9, 2025, the Company issued 25,000 shares of Series D Convertible Preferred Stock to a strategic advisor for services to be rendered pursuant to a strategic advisory agreement for the period from December 9, 2025 through September 30, 2027.

On December 31, 2025, the Company issued 133,334 shares of Series D Convertible Preferred Stock, valued at $1,000,005, to RAEK Data pursuant to the option to exercise additional membership interests in RAEK.

On December 31, 2025, the Company issued 63,334 shares of Series D Convertible Preferred Stock to True Speed Enterprises, valued at $475,005, and 36,667 shares of Series D Convertible Preferred Stock to Eldora Speedway, Inc., valued at $275,002.50, pursuant to the Sponsorship Agreement for the period through December 31, 2026.

On December 31, 2025, the Company authorized the issuance of 62,211 shares of Series D Convertible Preferred Stock to Doug Grau, former president of the Company, for accrued debt (advances) in the amount of $466,581.10.

On December 31, 2025, the Company issued 73,439 shares of Series D Convertible Preferred Stock to Charles A. Ross, Jr., the Company’s chairman and CEO, for accrued bonuses and other owed amounts totaling $550,791.96. The Company reserved 367,195 shares of common stock under the Amended and Restated SIP for issuance to Mr. Ross upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 69,381 shares of Series D Convertible Preferred Stock to Corey Lambrecht, the Company’s COO, President and a director, for accrued bonuses, other owed amounts and accrued board member fees totaling $520,351.28. The Company reserved 346,905 shares of common stock under the Amended and Restated SIP for issuance to Mr. Lambrecht upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 23,923 shares of Series D Convertible Preferred Stock to Michael Dean Smith, an independent director of the Company, for accrued board member fees totaling $179,416.67. The Company reserved 119,615 shares of common stock under the Amended and Restated SIP for issuance to Mr. Smith upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 23,923 shares of Series D Convertible Preferred Stock to C. Stephen Cochennet, an independent director of the Company, for accrued board member fees totaling $179,416.67. The Company reserved 119,615 shares of common stock under the Amended and Restated SIP for issuance to Mr. Cochennet upon conversion of the shares of Series D Convertible Preferred Stock.

On December 31, 2025, the Company issued 20,439 shares of Series D Convertible Preferred Stock to Larry Sinks, an independent director of the Company, for accrued board member fees of $153,291.66. The Company reserved 102,195 shares of common stock under the Amended and Restated SIP for issuance to Mr. Sinks upon conversion of the shares of Series D Convertible Preferred Stock issued for accrued board member fees.

On January 6, 2026, the Company issued Streeterville 197,122 shares of common stock pursuant to the Exchange set forth in Item 1.01 above.

On January 8, 2026, SCC requested the issuance of 269,607 shares of Common Stock to SCC, representing a payment of approximately $137,500.

On January 8, 2026, Boot Capital LLC converted $33,062.50 of the principal amount owed under the July 7, 2025 promissory note into 65,019 shares of common stock.

On January 8, 2026, 1800 Diagonal Lending LLC converted $50,000 of the principal amount owed under the July 7, 2025 promissory note into 98,328 shares of common stock.

On January 9, 2026, 1800 Diagonal Lending LLC converted $50,000 of the principal amount owed under the July 7, 2025 promissory note into 98,328 shares of common stock.

On January 9, 2026, the Company authorized the issuance of 100 shares of common stock to James T. Porter pursuant to the Rescission Agreement set forth in Item 5.03 below.

On January 12, 2026, 1800 Diagonal Lending LLC converted $55,000 of the principal amount owed under the July 7, 2025 promissory note into 111,551 shares of common stock.

On January 12, 2026, the Company issued Agile 30,240 shares of Series D Convertible Preferred Stock pursuant to the Securities Exchange Agreement set forth in Item 1.01 above.

On January 13, 2026, the Company issued Streeterville 282,485 shares of common stock pursuant to the Second Exchange set forth in Item 1.01 above.

On January 13, 2026, Boot Capital LLC converted $33,062.50 of the principal amount owed under the July 7, 2025 promissory note into 69,248 shares of common stock.

On January 14, 2026, 1800 Diagonal Lending LLC converted $60,000 of the principal amount owed under the July 7, 2025 promissory note into 133,333 shares of common stock.

On January 15, 2026, 1800 Diagonal Lending LLC converted $38,250 of the principal amount owed under the July 7, 2025 promissory note into 100,000 shares of common stock.

On March 23, 2026, the Company effectuated a 1-for-100 reverse stock split of its outstanding shares of common stock.

On March 23, 2026, holders of 9,000 shares of Series D Convertible Preferred Stock converted such shares into 45,000 shares of common stock.

On March 24, 2026, the Company issued 18,000 shares of Series D Convertible Preferred Stock to a strategic advisor for services to be rendered pursuant to a strategic advisory agreement for the period from March 24, 2026 through March 31, 2028.

On March 24, 2026, the Company issued 98,000 shares of Series D Convertible Preferred Stock to Agile Capital Funding LLC pursuant to an Exchange and Settlement Agreement.

On March 27, 2026, a holder of 450 shares of Series D Convertible Preferred Stock converted such shares into 2,250 shares of common stock.

On March 30, 2026, we entered into an agreement to purchase two additional primary sponsorships for the 2026 NHRA Tony Stewart Racing Nitro team racing season. The price for the sale/transfer was $400,000 and was paid through the issuance of 53,334 shares of our Series D Convertible Preferred Stock.

II-10

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

2.1	Stock Purchase Agreement, dated June 8, 2016, by and among CubeScape, Inc., American Rebel, Inc., and certain individual named therein (Incorporated by reference to Exhibit 2.1 to Form 8-K, filed June 9, 2016)
2.2	Champion Safe Co., Inc. Stock Membership Interest Purchase Agreement dated June 29, 2022 (Incorporated by reference to Exhibit 2.1 to Form 8-K, filed July 6, 2022)
3.1	Second Amended and Restated Articles of Incorporation effective January 22, 2022 (Incorporated by reference to Exhibit 3.4 to Form 10-K, filed March 31, 2022)
3.2	Amended and Restated Bylaws of American Rebel Holdings, Inc. effective as of February 9, 2022 (Incorporated by reference to Exhibit 3.1 to Form 8-K, filed February 15, 2022)
3.3	Certificate of Amendment to the Second Amended and Restated Articles effectuating 1-for-25 Reverse Stock Split (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 26, 2023)
3.4	Certificate of Amendment to the Second Amended and Restated Articles effectuating 1-for-9 Reverse Stock Split (Incorporation by reference to Exhibit 3.1 to Form 8-K filed on September 27, 2024)
3.5	Certificate of Amendment to Second Amended and Restated Articles of Incorporation to be effective on March 31, 2025 (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 28, 2025)
3.6	ARH Sub Operating Guidelines (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 3, 2025)
3.7	Certificate of Amendment to Second Amended and Restated Articles of Incorporation to be effective on October 3, 2025 (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 23, 2025)
3.8	Certificate of Amendment to Second Amended and Restated Articles of Incorporation to be effective on February 2, 2026 (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on January 22, 2026)
4.1	Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on February 24, 2020)
4.2	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 3, 2021)
4.3	Amended Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 28, 2021)
4.4	Warrant Agency Agreement with Action Stock Transfer dated February 9, 2022 (Incorporated by reference to Exhibit 4. 2 to Form 8-K, filed February 10, 2022)
4.5	Armistice Form of New Warrant A (Incorporated by reference to Exhibit 4.1 to Form 8-K/A, filed on September 8, 2023)
4.6	Armistice Form of New Warrant B (Incorporated by reference to Exhibit 4.2 to Form 8-K/A, filed on September 8, 2023)
4.7	Amended and Restated Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K ,filed on November 6, 2023)
4.8	Certificate of Designation of Series C Preferred Stock (Incorporated by reference to Exhibit 4.2 to Form 8-K, filed on November 6, 2023)
4.9	Certificate of Designation of Series D Convertible Preferred Stock dated May 10, 2024 (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 16, 2024)
4.10	Form of Prefunded Warrant (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 10, 2025)
4.11	Form of Series A Warrant (Incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 10, 2025)
4.12	Form of Series B Warrant (Incorporated by reference to Exhibit 4.3 to Form 8-K filed on April 10, 2025)
4.13	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.4 to Form 8-K filed on April 10, 2025)
4.14	Streeterville Capital OID Note dated June 26, 2025 (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed July 3, 2025)
4.15	Certificate of Designation of Series E Preferred Stock dated August 22, 2025 (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed August 26, 2025)
4.16	Streeterville Capital Exchange Note dated September 10, 2025 (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed September 12, 2025)
4.17	Streeterville Capital Warrant dated September 10, 2025 (Incorporated by reference to Exhibit 4.2 to Form 8-K, filed September 12, 2025)
4.18	Amended Certificate of Designation of Series D Convertible Preferred Stock dated September 24, 2025 (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed September 25, 2025)
4.19	Amended and Restated Certificate of Designation of Series E Preferred Stock dated March 29, 2026 (Incorporated by reference to Exhibit 4.20 to Form 10-K, filed March 31, 2026)
5.1#	Legal Opinion of DeMint Law, PLLC
10.1†	Ross Employment Agreement dated January 1, 2021 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed March 5, 2021)
10.2†	Grau Employment Agreement dated January 1, 2021 (Incorporated by reference to Exhibit 10. 2 to Form 8-K, filed March 5, 2021)
10.3†	2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed March 5, 2021)
10.4†	Ross Amendment to Employment Agreement dated April 9, 2021 (Incorporated by reference to Exhibit 10.42 to Form 10-K, filed May 17, 2021)
10.5†	Grau Amendment to Employment Agreement dated April 9, 2021 (Incorporated by reference to Exhibit 10.43 to Form 10-K, filed May 17, 2021)
10.6	Armistice Form of Warrant (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on June 28, 2023)
10.7	Master Brewing Agreement dated August 9, 2023 (Incorporated by reference to Exhibit 10.16 to Form 10-Q filed on August 14, 2023)
10.8†	Lambrecht Employment Agreement dated November 20, 2023 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 24, 2023)
10.9†	Ross Amendment No. 2 to Employment Agreement dated November 20, 2023 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on November 24, 2023)
10.10†	Grau Amendment No. 2 to Employment Agreement dated November 20, 2023 (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on November 24, 2023)

II-11

10.11	Sinks Promissory Note dated June 28, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated July 2, 2024)
10.12	$213,715 OID Note dated November 11, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated January 15, 2025)
10.13	Agile Lending Subordinated Business Loan and Security Agreement (Incorporated by reference to Exhibit 10.56 to Form 10-K filed on April 9, 2025)
10.14	Alumni Capital Amendment to Securities Purchase Agreement dated December 31, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated January 6, 2025)
10.15	Silverback Capital Settlement Agreement and Stipulation dated December 26, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated January 13, 2025)
10.16	$617,100 OID Note 1 dated January 10, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated January 13, 2025)
10.17	$123,420 OID Note 2 dated January 10, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K dated January 13, 2025)
10.18	1800 Diagonal Note dated February 10, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated February 14, 2025)
10.19	1800 Diagonal Securities Purchase Agreement dated February 10, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated February 14, 2025)
10.20	Amendment to Purchase and Exchange Agreement dated February 19, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated February 21, 2025)
10.21	1800 Diagonal Note dated March 3, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated March 5, 2025)
10.22	1800 Diagonal Securities Purchase Agreement dated March 3, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated March 5, 2025)
10.23	Shelor Motor Mile Tony Stewart Two Primary Sponsorships Purchase Agreement dated March 26, 2027 (Incorporated by reference to Exhibit 10.66 to Form 10-K filed on April 9, 2025)
10.24	2025 Stock Incentive Plan dated April 2, 2025 (Incorporated by reference to Exhibit 10.67 to Form 10-K filed on April 9, 2025)
10.25	Silverback Capital Second Settlement Agreement and Stipulation dated April 2, 2025 (Incorporated by reference to Exhibit 10.68 to Form 10-K filed on April 9, 2025)
10.26	OID Note Conversion Agreement dated April 4, 2025 (Incorporated by reference to Exhibit 10.69 to Form 10-K filed on April 9, 2025)
10.27	1800 Diagonal Note dated April 7, 2025 (Incorporated by reference to Exhibit 10.70 to Form 10-K filed on April 9, 2025)
10.28	1800 Diagonal Securities Purchase Agreement dated April 7, 2025 (Incorporated by reference to Exhibit 10.71 to Form 10-K filed on April 9, 2025)

II-12

10.29	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 10, 2025)
10.30	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 10, 2025)
10.31	1800 Diagonal Note dated April 10, 2025 Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 14, 2025)
10.32	1800 Diagonal Securities Purchase Agreement dated April 10, 2025 Incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 14, 2025)
10.33	Form of OID Note dated May 27, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed May 30, 2025)
10.34	Bank of America Forbearance Agreement dated May 30, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed June 11, 2025)
10.35	Streeterville Capital Note Purchase Agreement dated June 26, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed July 3, 2025)
10.36	Streeterville Capital DACA dated June 26, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed July 3, 2025)
10.37	Streeterville Capital Guaranty dated June 26, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed July 3, 2025)
10.38	Streeterville Capital Pledge Agreement dated June 26, 2025 (Incorporated by reference to Exhibit 10.4 to Form 8-K filed July 3, 2025)
10.39	1800 Note dated July 7, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed July 14, 2025)
10.40	1800 Securities Purchase Agreement dated July 7, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed July 14, 2025)
10.41	Boot Note dated July 7, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed July 14, 2025)
10.42	Boot Securities Purchase Agreement dated July 7, 2025 (Incorporated by reference to Exhibit 10.4 to Form 8-K filed July 14, 2025)
10.43	OID Note dated July 31, 2025 (Incorporated by reference to Exhibit 10.80 to Form 10-Q filed August 13, 2025)
10.44	Agile Capital Funding Securities Exchange Agreement dated August 15, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed August 21, 2025)
10.45	Note Purchase Agreement dated August 22, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed August 26, 2025)
10.46	1800 Diagonal Note dated August 25, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A filed August 28, 2025)
10.47	1800 Diagonal Securities Purchase Agreement dated August 25, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K/A filed August 28, 2025)
10.48	FMW Consulting Services Agreement dated August 28, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed September 8, 2025)
10.49	Streeterville Capital Global Amendment dated September 10, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed September 12, 2025)
10.50	Streeterville Capital Exchange Agreement dated September 10, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K, filed September 12, 2025)
10.51	Streeterville Capital Guaranty dated September 10, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed September 12, 2025)
10.52	Streeterville Capital Security Agreement dated September 10, 2025 (Incorporated by reference to Exhibit 10.4 to Form 8-K, filed September 12, 2025)
10.53	Streeterville Capital Pledge Agreement dated September 10, 2025 (Incorporated by reference to Exhibit 10.5 to Form 8-K, filed September 12, 2025)
10.54	218 LLC Mutual Termination Agreement dated September 15, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed September 15, 2025)
10.55	218 LLC Membership Interest Purchase Agreement dated September 15, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K, filed September 15, 2025)

II-13

10.56	218 LLC Promissory Note dated September 15, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed September 15, 2025)
10.57	RAEK Minority Membership Interest Purchase Agreement dated September 30, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed October 3, 2025)
10.58	Horberg Securities Purchase Agreement dated October 1, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K, filed October 3, 2025)
10.59	1800 Diagonal Note dated October 14, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed October 17, 2025)
10.60	1800 Diagonal Securities Purchase Agreement dated October 14, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K, filed October 17, 2025)
10.61	Silverback Capital Settlement Agreement and Stipulation dated October 28, 2025 (Incorporated by reference to Exhibit 10.98 to Form 10-Q, filed November 10, 2025)
10.62	Agile Capital Funding Subordinated Business Loan and Security Agreement dated December 4, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed December 12, 2025)
10.63	1800 Note dated December 15, 2025 (Incorporated by references to Exhibit 10.1 to Form 8-K, filed December 23, 2025)
10.64	1800 Securities Purchase Agreement dated December 15, 2025 (Incorporated by references to Exhibit 10.2 to Form 8-K, filed December 23, 2025)
10.65	Boot Note dated December 15, 2025 (Incorporated by references to Exhibit 10.3 to Form 8-K, filed December 23, 2025)
10.66	Boot Securities Purchase Agreement dated December 15, 2025 (Incorporated by references to Exhibit 10.4 to Form 8-K, filed December 23, 2025)
10.67	RAEK Data Option Exercise Notice dated December 26, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed January 5, 2026)
10.68	True Speed Enterprises Sponsorship Agreement dated December 31, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K, filed January 5, 2026)
10.69	Amended and Restated 2025 Stock Incentive Plan dated December 31, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed January 5, 2026)
10.70	Streeterville Exchange Agreement dated January 6, 2026 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed January 13, 2026)
10.71	Streeterville Second Exchange Agreement dated January 13, 2026 (Incorporated by reference to Exhibit 10.2 to Form 8-K, filed January 13, 2026)
10.72	SB Capital Amendment to Settlement Agreement and Stipulation dated January 7, 2026 (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed January 13, 2026)
10.73	Agile Exchange and Settlement Agreement dated January 12, 2026 (Incorporated by reference to Exhibit 10.4 to Form 8-K, filed January 13, 2026)
10.74†	Amendment No.1 to Lambrecht Employment Agreement dated January 8, 2026 (Incorporated by reference to Exhibit 10.5 to Form 8-K, filed January 13, 2026)
10.75†	Porter Rescission Agreement dated January 9, 2026 (Incorporated by reference to Exhibit 10.6 to Form 8-K, filed January 13, 2026)
10.76	1800 Diagonal Note dated January 15, 2026 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 22, 2026)
10.77	1800 Diagonal Securities Purchase Agreement dated January 15, 2026 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on January 22, 2026)
10.78	Streeterville Exchange Agreement #3 dated January 16, 2026 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on January 22, 2026)
10.79	SB Capital Amendment to Settlement Agreement and Stipulation #2 dated January 20, 2026 (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on January 22, 2026)
10.80	Form of Streeterville Exchange Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 29, 2026)
10.81	Form of Streeterville Series E Preferred Exchange Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 6, 2026)
10.82	1800 Diagonal Note dated March 9, 2026 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 17, 2026)
10.83	1800 Diagonal Securities Purchase Agreement dated March 9, 2026 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on March 17, 2026)
10.84	Registration Rights Agreement dated March 12, 2026 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on March 17, 2026)
10.85	218 LLC Purchase and Exchange Agreement dated March 19, 2026 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 27, 2026)
10.86	Agile Exchange and Settlement Agreement dated March 24, 2026 (Incorporated by reference to Exhibit 10.86 to Form 10-K filed on March 31, 2026)
10.87	Tony Stewart Two Primary Sponsorships Purchase Agreement dated March 30, 2026 (Incorporated by reference to Exhibit 10.87 to Form 10-K filed on March 31, 2026)
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Form S-1/A, filed February 3, 2022)
14.2	Whistleblower Policy (Incorporated by reference to Exhibit 14.2 to Form 10-K filed on April 12, 2024)
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to Form 10-K filed on March 31, 2026)
23.1*	Consent of Independent Registered Public Accounting Firm
23.2#	Consent of DeMint Law, PLLC (Included in Exhibit 5.1)
24*	Power of Attorney (Included in the signature page of this Registration Statement)
107#	Filing Fee Table
101.INS*	Inline XBRL Instance Document
101.SCH**	Inline XBRL Taxonomy Extension Schema
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Previously filed.

* Filed herewith.

† Indicates management contract or compensatory plan or arrangement.

** Furnished herewith.

(b)	Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-14

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-15

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, Tennessee, on April 13, 2026.

American Rebel Holdings, Inc.

By:	/s/ Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles A. Ross, Jr.	Chief Executive Officer, Executive Chairman and Director	April 13, 2026
Charles A. Ross, Jr.	(Principal Executive Officer)

*	Interim Chief Financial Officer	April 13, 2026
Darin Fielding	(Interim Principal Financial and Accounting Officer)

*	Chief Operating Officer, President and Director	April 13, 2026
Corey Lambrecht

*	Director	April 13, 2026
C. Stephen Cochennet

*	Director	April 13, 2026
Michael Dean Smith

*	Director	April 13, 2026
Larry Sinks

* By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Attorney-In-Fact

II-16